                             AMENDED AND RESTATED

                         AGREEMENT AND PLAN OF MERGER

                            dated as of May 3, 2001

                                     among

                               EFTC Corporation,

                    K*TEC Electronics Holding Corporation,

                        Thayer-BLUM Funding II, L.L.C.

                                      and

                            Express EMS Corporation

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE I. THE MERGERS.......................................................................       2

   Section 1.1    Certificate of Incorporation and Bylaws of Parent..........................       2

   Section 1.2    The EFTC Merger............................................................       2

   Section 1.3    The K*TEC Merger...........................................................       3

   Section 1.4    Effective Time of the Mergers..............................................       3

   Section 1.5    Closing....................................................................       3

   Section 1.6    Effect of the Mergers......................................................       3

   Section 1.7    Certificate of Incorporation, Bylaws and Organizational Documents of the
                  Surviving Entities.........................................................       4

   Section 1.8    Directors and Officers of the Surviving Entities...........................       4

   Section 1.9    Contribution of Stock of EFTC and Units of TBF II to Parent Sub by Parent..       4

   Section 1.10   Tax Consequences...........................................................       4

ARTICLE II. CONVERSION OF SECURITIES.........................................................       5

   Section 2.1    Conversion of EFTC Capital Stock...........................................       5

   Section 2.2    Conversion of TBF II Units.................................................       5

   Section 2.3    Cancellation of Parent Stock...............................................       7

   Section 2.4    Exchange...................................................................       7

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF EFTC..........................................      10

   Section 3.1    Organization of EFTC......................................................       10

   Section 3.2    EFTC Capital Structure....................................................       10

   Section 3.3    Authority; No Conflict; Required Filings and Consents.....................       11

   Section 3.4    SEC Filings; Financial Statements.........................................       12

   Section 3.5    No Undisclosed Liabilities................................................       13

   Section 3.6    Absence of Certain Changes or Events......................................       13

   Section 3.7    Taxes.....................................................................       13

   Section 3.8    Properties................................................................       14

   Section 3.9    Intellectual Property.....................................................       15

   Section 3.10   Agreements, Contracts and Commitments.....................................       15

   Section 3.11   Litigation................................................................       15

   Section 3.12   Environmental Matters.....................................................       15

   Section 3.13   Employee Benefit Plans....................................................       16

   Section 3.14   Compliance With Laws......................................................       17

   Section 3.15   Tax Matters...............................................................       17

   Section 3.16   Customers and Suppliers...................................................       18

   Section 3.17   Labor Matters.............................................................       18

   Section 3.18   Insurance.................................................................       18

   Section 3.19   Opinion of Financial Advisor..............................................       18

   Section 3.20   No Existing Discussions...................................................       18

   Section 3.21   EFTC Rights Plan..........................................................       18

   Section 3.22   FCPA......................................................................       18

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF TBF II AND K*TEC..............................       19

   Section 4.1A   Organization and Qualification of TBF II..................................       19

   Section 4.2A   Authorization.............................................................       19

   Section 4.3A   Capitalization of TBF II..................................................       19

   Section 4.4A   No Conflict...............................................................       19

   Section 4.5A   Operations; No Assets or Liabilities......................................       20

   Section 4.6A   Tax Matters...............................................................       20

   Section 4.7A   Compliance With Laws......................................................       20

   Section 4.8A   Taxes.....................................................................       20

   Section 4.1B   Organization of K*TEC.....................................................       21

   Section 4.2B   K*TEC Capital Structure...................................................       22

   Section 4.3B   Authority; No Conflict; Required Filings and Consents.....................       22

   Section 4.4B   Financial Statements......................................................       23

   Section 4.5B   No Undisclosed Liabilities................................................       24

   Section 4.6B   Absence of Certain Changes or Events......................................       24

   Section 4.7B   Properties................................................................       24

   Section 4.8B   Intellectual Property.....................................................       24

   Section 4.9B   Agreements, Contracts and Commitments.....................................       25

   Section 4.10B  Litigation................................................................       26

   Section 4.11B  Environmental Matters.....................................................       27

   Section 4.12B  Employee Benefit Plans....................................................       27

   Section 4.13B  Compliance With Laws......................................................       30

   Section 4.14B  Tax Matters...............................................................       30

   Section 4.15B  Labor Matters.............................................................       30

   Section 4.16B  Insurance.................................................................       31

   Section 4.17B  No Existing Discussions...................................................       31

   Section 4.18B  Section 203 of the DGCL Not Applicable....................................       31

   Section 4.19B  Customers and Suppliers...................................................       31

   Section 4.20B  FCPA......................................................................       31

ARTICLE V. COVENANTS........................................................................       31

   Section 5.1    Conduct of Business.......................................................       31

   Section 5.2    Cooperation; Notice; Cure.................................................       33

   Section 5.3    No Solicitation...........................................................       34

   Section 5.4    Joint Proxy Statement/Prospectus; Registration Statement..................       34

   Section 5.5    Continued Listing by EFTC.................................................       36

   Section 5.6    Access to Information.....................................................       36

   Section 5.7    Shareholders Meeting/Consent..............................................       36

   Section 5.8    Legal Conditions to Merger................................................       36

   Section 5.9    Public Disclosure.........................................................       37

   Section 5.10   Nonrecognition Exchange...................................................       38

   Section 5.11   Affiliate Agreements......................................................       38

   Section 5.12   Nasdaq Listing............................................................       38

   Section 5.13   Stock Plans...............................................................       38

   Section 5.14   Brokers or Finders........................................................       40

   Section 5.15   Post-Merger Corporate Governance..........................................       40

   Section 5.16   EFTC Registration Rights Agreement........................................       40

   Section 5.17   Conveyance Taxes..........................................................       40

   Section 5.18   Stockholder Litigation....................................................       41

   Section 5.19   Employee Benefits; Severance..............................................       41

   Section 5.20   Audited K*TEC Financial Statements........................................       41

ARTICLE VI. CONDITIONS TO MERGER............................................................       41

   Section 6.1    Conditions to Each Party's Obligation to Effect the Mergers...............       41

   Section 6.2    Additional Conditions to Obligations of EFTC..............................       42

   Section 6.3    Additional Conditions to Obligations of TBF II............................       43

ARTICLE VII. TERMINATION AND AMENDMENT......................................................       44

   Section 7.1    Termination...............................................................       44

   Section 7.2    Effect of Termination.....................................................       44

   Section 7.3    Fees and Expenses.........................................................       45

   Section 7.4    Amendment.................................................................       45

   Section 7.5    Extension; Waiver.........................................................       45

ARTICLE VIII. MISCELLANEOUS.................................................................       45

   Section 8.1    Effect of Action or Knowledge of Thayer-BLUM or Thayer-BLUM Nominees......       45

   Section 8.2    Approval of Special Committee.............................................       46

   Section 8.3    Nonsurvival of Representations, Warranties and Agreements.................       46

   Section 8.4    Notices...................................................................       46

   Section 8.5    Interpretation............................................................       47

   Section 8.6    Counterparts..............................................................       47

   Section 8.7    Entire Agreement; No Third Party Beneficiaries............................       48

   Section 8.8    Governing Law.............................................................       48

   Section 8.9    Assignment................................................................       48

EXHIBITS

   Exhibit A       Certificate of Incorporation of Parent
   Exhibit B       Bylaws of Parent
   Exhibit C       Form of EFTC Affiliate Agreement
   Exhibit D       Form of K*TEC Affiliate Agreement

                            TABLES OF DEFINED TERMS

                                                                               Cross Reference
Terms                                                                           in Agreement
Acquisition Proposal                                                          Section 5.3(a)
Affiliate                                                                     Section 5.11
Affiliate Agreement(s)                                                        Section 5.11
Agreement                                                                     Preamble
Audited K*TEC Balance Sheet                                                   Section 5.20
Bankruptcy and Equity Exception                                               Section 3.3(a)
Balance Sheet Date                                                            Section 4.4B(a)
CBCA                                                                          Section 1.2(a)
Certificate(s) of Merger                                                      Section 1.4
Certificates                                                                  Section 2.4(b)
Closing                                                                       Section 1.5
Closing Date                                                                  Section 1.5
Code                                                                          Preamble
Controlled Entity                                                             Section 4.12B(a)(ii)
DGCL                                                                          Section 1.2(b)
EFTC                                                                          Preamble
EFTC Agreements                                                               Section 3.3(b)
EFTC Balance Sheet                                                            Section 3.4(b)
EFTC Common Stock                                                             Section 2.1
EFTC Disclosure Schedule                                                      Article III
EFTC Employee Plans                                                           Section 3.13(a)
EFTC Employees                                                                Section 5.19(a)
EFTC Exchange Ratio                                                           Section 2.1(c)
EFTC Material Adverse Effect                                                  Section 3.1
EFTC Material Contracts                                                       Section 3.10(a)
EFTC Merger                                                                   Section 1.2(a)
EFTC Merger Sub                                                               Section 1.2(b)
EFTC Preferred Stock                                                          Section 3.2(a)
EFTC Registration Rights Agreement                                            Section 5.16
EFTC Reincorporation Merger                                                   Section 1.2(a)
EFTC Rights Plan                                                              Section 3.2(b)
EFTC SEC Reports                                                              Section 3.4(a)
EFTC Stock Option                                                             Section 5.13(a)
EFTC Stock Plans                                                              Section 3.2(a)
EFTC Shareholders' Meeting                                                    Section 5.4(c)
EFTC Sub                                                                      Section 1.2(a)
EFTC Surviving Corporation                                                    Section 1.6
EFTC Tax Representation Letters                                               Section 6.2(c)
Effective Time                                                                Section 1.4
Environmental Law                                                             Section 3.12(b)
ERISA                                                                         Section 3.13(a)
ERISA Affiliate                                                               Section 3.13(a)

                                                                               Cross Reference
Terms                                                                           in Agreement
Exchange Act                                                                  Section 3.3(c)
Exchange Agent                                                                Section 2.4(a)
Exchange Fund                                                                 Section 2.4(a)
FCPA                                                                          Section 3.22
Governmental Entity                                                           Section 3.3(c)
Hazardous Substance                                                           Section 3.12(c)
IRS                                                                           Section 3.7(b)
Joint Proxy Statement/Prospectus                                              Section 5.4(a)
K*TEC                                                                         Preamble
K*TEC Agreements                                                              Section 4.3B(b)
TBF II Units                                                                  Preamble
K*TEC Disclosure Schedule                                                     Section 4.8A(d)
K*TEC Employee Plans                                                          Section 4.12B(b)(i)
K*TEC Employees                                                               Section 5.19(a)
K*TEC Financial Statements                                                    Section 4.4B(a)
K*TEC Material Adverse Effect                                                 Section 4.1B
K*TEC Material Contracts                                                      Section 4.9B(a)
K*TEC Merger                                                                  Section 1.3
K*TEC Stock Option                                                            Section 5.13(b)
K*TEC Stock Plans                                                             Section 4.2B(a)
K*TEC Sub                                                                     Section 1.3
K*TEC Surviving Entity                                                        Section 1.6
K*TEC Tax Representation Letters                                              Section 6.3(e)
Material Lease(s)                                                             Section 3.8(a)
Mergers                                                                       Section 1.3
Order                                                                         Section 5.8(b)
Outside Date                                                                  Section 7.1(b)
Parent                                                                        Preamble
Parent Common Stock                                                           Section 2.1(c)
Parent Registration Rights Agreement                                          Section 5.16
Parent Sub                                                                    Preamble
Pre-Purchase K*TEC Plans                                                      Section 4.12B(a)(i)
Registration Statement                                                        Section 5.4(a)
Rule 145                                                                      Section 5.11
SEC                                                                           Section 3.3(c)
Securities Act                                                                Section 2.4(j)
Series A Preferred Stock                                                      Section 3.2(a)
Special Committee                                                             Preamble
Subsidiary                                                                    Section 3.1
Surviving Entities                                                            Section 1.6
Tax                                                                           Section 3.7(a)
Taxes                                                                         Section 3.7(a)
TBF                                                                           Preamble
TBF II                                                                        Preamble

                                                                               Cross Reference
Terms                                                                           in Agreement
Thayer-BLUM                                                                   Section 8.1(a)
Thayer-BLUM Nominees                                                          Section 8.1(a)
Third Party                                                                   Section 5.3(a)
Unaudited K*TEC Balance Sheet                                                 Section 4.4B(a)
Warrants                                                                      Section 3.2(b)

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

        AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement"),
                                                                ---------
dated as of May 3, 2001, by and among EFTC CORPORATION, a Colorado corporation ("EFTC"), K*TEC ELECTRONICS HOLDING CORPORATION, a Delaware corporation
  ----
("K*TEC"), THAYER-BLUM FUNDING II, L.L.C., a Delaware limited liability company
  -----
("TBF II"), and EXPRESS EMS CORPORATION, a newly-formed Delaware corporation
  ------
with nominal capitalization, the issued and outstanding capital stock of which is nominally owned by EFTC ("Parent").
                             ------

        WHEREAS, EFTC, K*TEC and Parent entered in the Agreement and Plan of Merger, dated May 2, 2001 (the "Merger Agreement"), and desire to amend and restate such agreement to substitute K*TEC's sole stockholder as a party to the K*TEC Merger (as defined in Section 1.3);

        WHEREAS, Thayer-BLUM Funding, L.L.C. ("TBF"), owns a controlling
                                               ---
interest in EFTC and TBF II is an affiliate of TBF and owns all of the outstanding capital stock of K*TEC;

        WHEREAS, because of the ownership of such interests in EFTC, TBF II and K*TEC by affiliated entities the board of directors of EFTC formed a special committee (the "Special Committee") to evaluate a proposal by K*TEC to combine
                -----------------
the businesses of EFTC and K*TEC;

        WHEREAS, the Boards of Directors of EFTC and K*TEC and the Special Committee and the sole member of TBF II deem it advisable and in the best interests of each entity and its respective stockholders or member that EFTC and TBF II combine in order to advance the interests of EFTC and TBF II and their respective shareholders or member;

        WHEREAS, Parent has determined to reincorporate EFTC in Delaware by merging it with and into a newly formed wholly-owned Delaware subsidiary of EFTC following the combination of EFTC and TBF II;

        WHEREAS, the combination of EFTC and TBF II shall be effected by the terms of this Agreement through (i) a merger of a wholly-owned subsidiary of Parent with and into EFTC and (ii) a merger of another wholly-owned subsidiary of Parent with and into TBF II, such that EFTC and TBF II become wholly-owned subsidiaries of Parent and the shareholders of EFTC and the member of TBF II become shareholders of Parent;

        WHEREAS, immediately after the consummation of such mergers of EFTC and K*TEC all outstanding stock of EFTC and membership units of TBF II ("TBF II
                                                                     ------
Units") (as the surviving entities in the mergers) will be transferred by Parent
-----
to a newly formed entity ("Parent Sub") in exchange for shares of common stock
                           ----------
of Parent Sub, so that, after giving effect to the transaction, (x) Parent Sub is a direct wholly-owned subsidiary of Parent and (y) TBF II and EFTC (as the surviving corporations in the mergers) are direct wholly-owned subsidiaries of Parent Sub, respectively;

        WHEREAS, for Federal income tax purposes, it is intended that (i) the EFTC Merger (as defined in Section 1.2) shall qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or, taken together with the
      ----

K*TEC Merger, as a transfer of property described in Section 351 of the Code to Parent by holders of EFTC Common Stock and (as defined in Section 2.1) and TBF II Units (as defined in Section 2.2) (ii) the K*TEC Merger, taken together with the EFTC Merger, shall qualify as a transfer of property described in Section 351 of the Code to Parent by holders of TBF II Units and EFTC Common Stock and
(iii) the EFTC Reincorporation Merger (as defined in Section 1.2) shall constitute a "reorganization" under Section 368(a)(1)(F) of the Code;

        WHEREAS, for accounting purposes, it is intended that the transactions contemplated by this Agreement shall be accounted for as a reorganization of entities under common control;

        WHEREAS, TBF, Thayer-BLUM Funding III, L.L.C. ("TBF III") and EFTC have
                                                        -------
entered into an agreement dated the date hereof, pursuant to which, among other things, TBF has agreed to convert into shares of EFTC Common Stock, all outstanding shares of Series B Convertible Preferred Stock of EFTC and the Senior Subordinated Convertible Note due June 30, 2006 of EFTC, on or before May 31, 2001; and

        WHEREAS, the Special Committee and the Boards of Directors of EFTC and K*TEC and the sole member of TBF II have approved this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                  ARTICLE I.
                                  THE MERGERS

        Section 1.1 Certificate of Incorporation and Bylaws of Parent. EFTC shall cause the Certificate of Incorporation and Bylaws of Parent to be amended prior to the Effective Time (as defined in Section 1.4) to be substantially in the form of Exhibit A and Exhibit B hereto, respectively. From the date hereof until the Effective Time, EFTC shall consult with TBF II prior to causing or permitting Parent to take any action and shall not cause or permit Parent to take any action inconsistent with the provisions of this Agreement without the written consent of TBF II.

        Section 1.2  The EFTC Merger.
                     ---------------

          (a)  The EFTC Merger. EFTC shall cause Parent to form a wholly-owned
               ---------------
subsidiary named EFTC Acquisition Corp. ("EFTC Sub") under the laws of the State
                                          --------
of Colorado. EFTC will cause Parent to cause EFTC Sub to execute and deliver this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the Colorado Business Corporation Act ("CBCA"), EFTC Sub
                                                               ----
will merge with and into EFTC (the "EFTC Merger") at the Effective Time. EFTC
                                    -----------
Sub will be formed solely to facilitate the EFTC Merger and will conduct no business or activity other than in connection with the EFTC Merger.

          (b)  EFTC Reincorporation Merger. EFTC will form a wholly-owned
               ---------------------------
subsidiary named EFTC Merger Sub, Inc. ("EFTC Merger Sub") under the laws of
                                         ---------------
Delaware. Upon the
terms and subject to the provisions of this Agreement, and in accordance with the CBCA and the Delaware General Corporation Law (the "DGCL"), EFTC will merge
                                                        ----
with and into EFTC Merger Sub ("EFTC Reincorporation Merger") following the
                                ---------------------------
Effective Time (as defined in Section 1.4) for the sole purpose of changing its jurisdiction of incorporation from Colorado to Delaware and with no other changes. EFTC Merger Sub will be formed solely to facilitate the EFTC Reincorporation Merger and will conduct no business or activity other than in connection with the EFTC Reincorporation Merger. As a result of the EFTC Reincorporation Merger, the separate corporate existence of EFTC shall cease and EFTC Merger Sub shall continue as the surviving corporation. Upon becoming effective, the EFTC Reincorporation Merger shall have the effects set forth in the CBCA and the DGCL. In this Agreement, for all times following the effective time of the EFTC Reincorporation Merger, the term "EFTC" shall refer to EFTC Merger Sub.

        Section 1.3  The K*TEC Merger. EFTC shall cause Parent to form a wholly-
                     ----------------
owned subsidiary named K*TEC Acquisition Corp. ("K*TEC Sub") under the laws of
                                                 ---------
the State of Delaware. EFTC will cause Parent to cause K*TEC Sub to execute and deliver this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the DGCL, K*TEC Sub will merge with and into TBF II (the "K*TEC Merger" and together with the EFTC Merger, the "Mergers") at
             ------------                                          -------
the Effective Time. K*TEC Sub will be formed solely to facilitate the K*TEC Merger and will conduct no business or activity other than in connection with the K*TEC Merger.

        Section 1.4  Effective Time of the Mergers. Subject to the provisions of
                     -----------------------------
this Agreement, a certificate of merger with respect to each Merger in such form as is required by the relevant provisions of the CBCA and the DGCL (individually, a "Certificate of Merger" with respect to one of the Mergers, and
                  ---------------------
collectively with respect to both Mergers, the "Certificates of Merger") shall
                                                ----------------------
be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Colorado for filing, as provided in the CBCA with respect to the EFTC Merger, and the Secretary of State of the State of Delaware for filing, as provided in the DGCL with respect to the K*TEC Merger, as early as practicable on the Closing Date (as defined in Section 1.5). Each Merger shall become effective at such time as is specified in its Certificate of Merger (the time at which both Mergers have become fully effective being hereinafter referred to as the "Effective Time").
                                --------------

        Section 1.5  Closing. The closing of the Mergers (the "Closing") will
                     -------                                   -------
take place at such time and place to be agreed upon by the parties hereto, on a date to be specified by TBF II and EFTC, which shall be no later than the second business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VI (the "Closing Date"), unless another date is agreed to in
                          ------------
writing by TBF II and EFTC.

        Section 1.6  Effect of the Mergers. As a result of the EFTC Merger, the
                     ---------------------
separate corporate existence of EFTC Sub shall cease and EFTC shall continue as the surviving corporation (the "EFTC Surviving Corporation"). As a result of the
                                --------------------------
K*TEC Merger, the separate corporate existence of K*TEC Sub shall cease and TBF II shall continue as the surviving entity (the "K*TEC Surviving Entity" and
                                                ----------------------
together with the EFTC Surviving Corporation, the "Surviving Entities"). Upon
                                                   ------------------
becoming effective, the Mergers shall have the effects set forth in the CBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all properties, rights, privileges and powers of EFTC and EFTC Sub shall vest in the EFTC Surviving Corporation, and all debts, liabilities and duties of EFTC and EFTC Sub shall become the debts, liabilities and duties of the EFTC Surviving Corporation and (ii) all properties, rights, privileges and powers of TBF II and K*TEC Sub shall vest in the K*TEC Surviving Entity, and all debts, liabilities and duties of TBF II and K*TEC Sub shall become the debts, liabilities and duties of the K*TEC Surviving Entity.

        Section 1.7  Certificate of Incorporation, Bylaws and Organizational
                     -------------------------------------------------------
Documents of the Surviving Entities. At the Effective Time, (i) the Articles of
-----------------------------------
Incorporation and Bylaws of the EFTC Surviving Corporation shall be amended to be identical to the Articles of Incorporation and Bylaws, respectively, of EFTC Sub as in effect immediately prior to the Effective Time (except that the name of the EFTC Surviving Corporation shall be "EFTC Operating Corporation"), in each case until duly amended in accordance with applicable law, and (ii) organizational and operating documents of the K*TEC Surviving Entity shall be amended to be substantially identical to the Certificate of Formation and Amended and Restated Limited Liability Company Agreement of TBF II (the "TBF II
                                                                         ------
LLC Agreement"), as in effect immediately prior to the Effective Time (except
-------------
that the name of the K*TEC Surviving Entity shall be K*TEC Operating Company, L.L.C.), in each case until duly amended in accordance with applicable law.

        Section 1.8  Directors and Officers of the Surviving Entities.
                     ------------------------------------------------

          (a)  EFTC Surviving Corporation. At the Effective Time, the initial
               --------------------------
directors of the EFTC Surviving Corporation, to hold office in accordance with the Articles of Incorporation and Bylaws of the EFTC Surviving Corporation will be Jeffrey W. Goettman, John C. Walker and James K. Bass. The officers of EFTC immediately prior to the Effective Time shall be the initial officers of the EFTC Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the EFTC Surviving Corporation.

          (b)  K*TEC Surviving Entity. At the Effective Time, the sole member of
               ----------------------
the K*TEC Surviving Entity, in accordance with the limited liability company agreement of the K*TEC Surviving Entity, will be Parent. The officers of K*TEC immediately prior to the Effective Time shall be the initial officers of the K*TEC Surviving Entity, each to hold office in accordance with the limited liability company agreement of the K*TEC Surviving Entity.

        Section 1.9  Contribution of Stock of EFTC and Units of TBF II to Parent
                     -----------------------------------------------------------
Sub by Parent. Immediately following the Effective Time, all outstanding units
-------------
of the K*TEC Surviving Entity and stock of the EFTC Surviving Corporation will be transferred by Parent to a newly formed Delaware corporation, Parent Sub Corp. ("Parent Sub"), in exchange for shares Parent Sub, so that, after giving
        ----------
effect to the transaction, (x) Parent Sub is a direct wholly-owned subsidiary of Parent and (y) the K*TEC Surviving Entity and the EFTC Surviving Corporation are direct wholly-owned subsidiaries of Parent Sub.

        Section 1.10 Tax Consequences. It is intended by the parties hereto that
                     ----------------
(i) the EFTC Merger shall qualify as a reorganization described in Section 368(a) of the Code and/or taken together with the K*TEC Merger, as a transfer of property described in Section 351 of the Code to Parent by holders of EFTC Common Stock and TBF II Units, (ii) the K*TEC Merger, taken together with the EFTC Merger, shall qualify as a transfer of property described in Section 351 of the Code to Parent by holders of TBF II Units and EFTC Common Stock and (iii) the EFTC Reincorporation Merger shall constitute a "reorganization" under Section 368(a)(1)(F) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3 of the United States Income Tax Regulations.

                                  ARTICLE II.
                           CONVERSION OF SECURITIES

        Section 2.1  Conversion of EFTC Capital Stock. At the Effective Time, by
                     --------------------------------
virtue of the EFTC Merger and without any action on the part of any of the parties hereto or the holders of any shares of Common Stock, par value $0.01 per share, of EFTC ("EFTC Common Stock") or common stock of EFTC Sub:
                 -----------------

          (a)  Capital Stock of EFTC Sub. Each issued and outstanding share of
               -------------------------
the common stock, par value $0.01 per share, of EFTC Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the EFTC Surviving Corporation.

          (b)  Cancellation of Treasury Stock and K*TEC-Owned Stock. All shares
               ----------------------------------------------------
of EFTC Common Stock that are owned by EFTC as treasury stock and any shares of EFTC Common Stock owned by TBF II or any wholly-owned Subsidiary (as defined in Section 3.1) of TBF II shall be cancelled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

          (c)  Exchange Ratio for EFTC Common Stock. Subject to Section 2.4(e),
               ------------------------------------
each issued and outstanding share of EFTC Common Stock (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive 0.25 shares (the "EFTC Exchange Ratio") of Common Stock, par value
                             -------------------
$0.01 per share, of Parent ("Parent Common Stock"). All such shares of EFTC
                             -------------------
Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of Parent Common Stock and an amount equal to certain dividends and other distributions described in Section 2.4(c), without interest, upon the surrender of such certificate in accordance with Section 2.4.

        Section 2.2  Conversion of TBF II Units. At the Effective Time, by
                     --------------------------
virtue of the K*TEC Merger and without any action on the part of any of the parties hereto or the holders of any TBF II Units or common stock of K*TEC Sub:

          (a)  Capital Stock of K*TEC Sub. All of the issued and outstanding
               --------------------------
shares of the common stock, par value $0.01 per share, of K*TEC Sub shall, in the aggregate, be converted into and become all of the outstanding units and/or membership interests of the K*TEC Surviving Entity.

          (b)  [Intentionally left blank.]

         (c)  Exchange of TBF II Units. Subject to Section 2.2(d), all of the
              ------------------------
issued and outstanding TBF II Units shall be converted into the right to receive 15,127,174 shares of Parent Common Stock in the aggregate. All such TBF II Units, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holder of such units shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor and an amount equal to certain dividends and other distributions described in Section 2.4(c), in each case upon the surrender of such certificate in accordance with Section 2.4 and without interest.

          (d)  Adjustment to Number of Shares Received for TBF II Units. The
               --------------------------------------------------------
number of shares of Parent Common Stock to be received by TBF III in the K*TEC Merger will be subject to adjustment as set forth in this Section 2.2(d). To the extent and only to the extent that the Net Tangible Assets of K*TEC set forth on the Unaudited K*TEC Balance Sheet dated as of December 31, 2000 (as defined in
Section 4.4B(a)) exceeds the Net Tangible Assets set forth on Audited K*TEC Balance Sheet (as defined in Section 5.21) by more than $5,000,000 (such excess, the "Net Tangible Assets Shortfall"), the aggregate number of shares of Parent
     -----------------------------
Common Stock for which all issued and outstanding shares of TBF II Units shall be converted into the right to receive shall be a number equal to (i) (A) 15,127,174 minus (ii) (A) the amount of the Net Tangible Assets Shortfall
           -----
divided by (B) $11; provided, that, no further adjustment to the number of
-------
shares of Parent Common Stock to be issued in exchange for TBF II Units will be made hereunder to the extent the Net Tangible Assets Shortfall exceeds $20,000,000. By way of example, if the Net Tangible Assets on the Unaudited K*TEC Balance Sheet exceeded the Net Tangible Assets on the Audited K*TEC Balance Sheet by $10,000,000, the Net Tangible Assets Shortfall would be $5,000,000, and the number of shares of Parent Common Stock to be issued in exchange for TBF II Units would be adjusted such that the aggregate number of shares of Parent Common Stock for which all outstanding shares of TBF II Units would be converted, would be reduced by (i) 5,000,000 divided by (ii) 11, or
                                                      -------
454,545 shares. "Net Tangible Assets" means, at any date, (a) the Total Assets of K*TEC at such date (other than investments in and moneys due from an Affiliate of K*TEC other than its Subsidiaries) minus (b) Total Liabilities of K*TEC at such date, excluding, however, from the determination of the Total Assets of K*TEC at such date, (a) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses, rights in any of the foregoing, and other similar intangibles (b) all prepaid expenses, deferred charges or unamortized debt discount and expense, (c) securities not readily marketable, (d) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, defeasance or prepayment of any stock or indebtedness, (e) any write-up in the book value of any asset resulting from a revaluation thereof and
(f) any items not included in clauses (a) through (e) above but treated as intangibles in conformity with GAAP. "Total Assets" of K*TEC means, at any date, the total assets of K*TEC and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP. "Total Liabilities" of K*TEC means, at any date, all obligations that, in conformity with GAAP, would be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet of K*TEC and its Subsidiaries at such date.

        Section 2.3  Cancellation of Parent Stock. At the Effective Time, by
                     ----------------------------
virtue of the Mergers and without any action on the part of any holder of any capital stock of EFTC or Parent or the member of TBF II, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be surrendered and cancelled, and the amount paid by EFTC for the shares of Parent Common Stock held by it shall be returned by Parent to it.

        Section 2.4  Exchange. The procedures for exchanging certificates which
                     --------
prior to the Effective Time represented shares of EFTC Common Stock and for exchanging TBF II Units for certificates representing Parent Common Stock pursuant to the Mergers are as follows:

          (a)  Exchange Agent. As of the Effective Time, Parent shall deposit
               --------------
with a bank or trust company designated by TBF II and EFTC (the "Exchange
                                                                 --------
Agent"), for the benefit of the holders of shares of EFTC Common Stock and TBF
-----
II Units outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 2.4, through the Exchange Agent, certificates representing the shares of Parent Common Stock and cash in lieu of fractional shares (such shares of Parent Common Stock and cash in lieu of fractional shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), issuable pursuant to Sections
                                -------------
2.1 and 2.2 in exchange for shares of EFTC Common Stock and TBF II Units outstanding immediately prior to the Effective Time.

          (b)  Exchange Procedures. As soon as reasonably practicable after the
               -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of EFTC Common Stock (collectively, the "Certificates") whose shares were converted pursuant to Section 2.1 into the
 ------------
right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as EFTC and TBF II may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock (plus cash in lieu of fractional shares, if any, of Parent Common Stock as provided below). As soon as practicable after the Effective Time, Parent will cause the Exchange Agent to issue a certificate to TBF III for the shares of Parent Common Stock issuable in conversion of the TBF II Units pursuant to Section 2.2. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock, the amount of any cash payable in lieu of fractional shares of Parent Common Stock and an amount equal to certain dividends and other distributions which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of EFTC Common Stock prior to the Effective Time which is not registered in the transfer records of EFTC a certificate representing the number of shares of Parent Common Stock issuable and any amounts payable in accordance with this Agreement may be issued and paid to a transferee if the Certificate representing such EFTC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

          (c)  Distributions With Respect to Unexchanged Shares. No amount in
               ------------------------------------------------
respect of dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock the holder thereof is entitled to receive in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate to Parent in accordance herewith. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to subsection (e) below and an amount equal to the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to whole shares of Parent Common Stock, and (ii) at the appropriate payment date, an amount equal to the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to whole shares of Parent Common Stock, in each case without interest.

          (d)  No Further Ownership Rights in EFTC Common Stock and TBF II
               -----------------------------------------------------------
Units. All shares of Parent Common Stock issued pursuant to Section 2.2(c) or
-----
issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of EFTC Common Stock or theretofore represented by such Certificates, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the EFTC Surviving Corporation or the K*TEC Surviving Entity, as the case may be, of the shares of EFTC Common Stock, on the one hand, or the TBF II Units, on the other hand, respectively, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to one of the Surviving Entities or Parent for any reason, such Certificates shall be cancelled and exchanged as provided in this Section 2.4.

          (e)  No Fractional Shares. No certificate or scrip representing
               --------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing TBF II Units or shares of EFTC Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of EFTC Common Stock outstanding immediately prior to the Effective Time exchanged pursuant to the EFTC Merger, who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by four times the average per share last trade price of EFTC Common Stock (as quoted on the Nasdaq Stock Market) for the last ten (10) consecutive trading days prior to the Effective Time.

          (f)  Termination of Exchange Fund. Any portion of the Exchange Fund
               ----------------------------
which remains undistributed to the former shareholders of EFTC for 180 days after the Effective Time shall be delivered to Parent upon demand, and any former shareholder of EFTC who has not previously complied with this Section 2.4 shall thereafter look only to Parent for payment of such former shareholder's claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any amounts in respect of dividends or distributions with respect to Parent Common Stock.

          (g)  No Liability. None of EFTC, TBF II, Parent or the Exchange Agent
               ------------
shall be liable to any holder of shares of EFTC Common Stock or TBF II Units, as the case may be, for any shares of Parent Common Stock (or cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)  Withholding Rights. Parent and each of the Surviving Entities
               ------------------
shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the holder of TBF II Units or any holder of Certificates which prior to the Effective Time represented shares of EFTC Common Stock or such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or one of the Surviving Entities, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of EFTC Common Stock or TBF II Units, as the case may be, in respect of which such deduction and withholding was made.

          (i)  Lost Certificates. If any Certificate shall have been lost,
               -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or one of the Surviving Entities, the posting by such person of a bond in such reasonable amount as Parent or such Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

          (j)  Affiliates. Notwithstanding anything herein to the contrary,
               ----------
shares of Parent Common Stock shall not be exchanged for Certificates surrendered for exchange by any Affiliate (as defined in Section 5.11) of EFTC or issued in respect of cancelled TBF II Units until (i) Parent has received an Affiliate Agreement (as defined in Section 5.11) from such Affiliate or (ii) such date as such shares of Parent Common Stock are transferable under Rule 145(d) of the Securities Act of 1933, as amended (the "Securities Act").
                                                       --------------

                                 ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF EFTC

        EFTC represents and warrants to TBF II and K*TEC that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by EFTC to TBF II on or before the date of this Agreement (the "EFTC Disclosure Schedule"). The EFTC Disclosure Schedule
                        ------------------------
shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

        Section 3.1  Organization of EFTC. Each of EFTC and its Subsidiaries (as
                     --------------------
defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of EFTC and its Subsidiaries, taken as a whole (an "EFTC Material
                                                               -------------
Adverse Effect"). A true and correct copy of the Articles of Incorporation and
--------------
Bylaws of EFTC has been delivered to TBF II. Except as set forth in EFTC SEC Reports (as defined in Section 3.4) filed prior to the date hereof, neither EFTC nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in EFTC or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "Subsidiary" means, with respect
                                                ----------
to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the economic interests in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

        Section 3.2  EFTC Capital Structure.
                     ----------------------

          (a) The authorized capital stock of EFTC consists of 75,000,000 shares of Common Stock, $0.01 par value, and 5,000,000 shares of Preferred Stock, $0.01 par value ("EFTC Preferred Stock"). The authorized EFTC Preferred
                         --------------------
Stock consists of 45,000 shares of Series A Junior Participating Preferred Stock ("Series A Preferred Stock"), 15,000 shares of EFTC Series B Preferred Stock and
  ------------------------
4,940,000 shares of Preferred Stock which have not been designated. As of April 23, 2001, (i) 15,980,989 shares of EFTC Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 14,233.333 shares of EFTC Series B Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (iii) no shares of EFTC Common Stock were held in the treasury of EFTC or by Subsidiaries of EFTC. The EFTC Disclosure Schedule shows the number of shares of EFTC Common Stock reserved for future issuance pursuant to stock options granted outstanding as of the date hereof and the plans under which such options were granted (collectively, the "EFTC Stock Plans"). There are no obligations,
                            ----------------
contingent or otherwise, of EFTC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of EFTC Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business and other than any obligation the failure of which to perform or satisfy would not have an EFTC Material Adverse Effect. All of the outstanding shares of capital stock or other ownership interests of each of EFTC's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by EFTC or another Subsidiary of EFTC free and clear of all security interests, liens, claims, pledges, agreements, limitations in EFTC's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 3.2 or as reserved for future grants of options under the EFTC Stock Plans and except for the preferred stock purchase rights issued and issuable under the Rights Agreement dated as of February 25, 1999, as amended on March 30, 2000 and July 14, 2000, between EFTC and Computershare Trust Company, Inc. (the "EFTC Rights Plan"), conversion
                                            ----------------
rights under the Senior Convertible Note due June 30, 2006, conversion rights under the EFTC Series B Preferred Stock, options to purchase an aggregate of 4,640,242 shares of EFTC Common Stock held by current and former directors, officers and employees of EFTC, and the Warrants to purchase an aggregate of 525,000 shares of EFTC Common Stock, issued to Murphy Noell Capital, LLC and Durham Capital Corporation (the "Warrants"), (i) there are no shares of capital
                                 --------
stock of any class of EFTC, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which EFTC or any of its Subsidiaries is a party or by which it is bound obligating EFTC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests of EFTC or any of its Subsidiaries or obligating EFTC or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the best knowledge of EFTC, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of EFTC. All shares of EFTC Common Stock subject to issuance as specified in this Section 3.2 are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

     Section 3.3    Authority; No Conflict; Required Filings and Consents.
                    -----------------------------------------------------

     (a) EFTC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by EFTC have been duly authorized by all necessary corporate action on the part of EFTC, subject only to the approval and adoption of this Agreement and the EFTC Merger by EFTC's stockholders under the CBCA. This Agreement has been duly executed and delivered by EFTC and constitutes the valid and binding obligations of EFTC, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy
                                                                      ----------
and Equity Exception").
--------------------

     (b) The execution and delivery of this Agreement by EFTC does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of EFTC or any of its Subsidiaries, (ii) conflict with or violate any permit, concession, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to EFTC or any of its Subsidiaries or any of its or their properties or assets, or (iii) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of any indenture, mortgage, deed or trust, credit agreement, note or other indebtedness, or any other material agreement of EFTC or any of its Subsidiaries (collectively, the "EFTC Agreements") except in the case of (ii) or (iii) for
                    ---------------
any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) would not, individually or in the aggregate, have an EFTC Material Adverse Effect or (y) would not substantially impair or delay the consummation of the EFTC Merger.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is
                                                  -------------------
required by or with respect to EFTC or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Certificate of Merger with respect to the EFTC Merger with the Delaware Secretary of State, (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the
 ---
"Exchange Act"), and the Securities Act, (iii) such consents, approvals, orders,
 ------------
authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not (x) have an EFTC Material Adverse Effect or
(y) substantially impair or delay the consummation of the EFTC Merger.

     Section 3.4    SEC Filings; Financial Statements.
                    ---------------------------------

     (a) EFTC has filed and made available to TBF II all forms, reports and documents required to be filed by EFTC with the SEC since January 1, 1998 (collectively, the "EFTC SEC Reports"). The EFTC SEC Reports (i) at the time
                    ----------------
filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such EFTC SEC Reports or necessary in order to make the statements in such EFTC SEC Reports, in the light of the circumstances under which they were made, not misleading. None of EFTC's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) of EFTC contained in the EFTC SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of EFTC and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of EFTC as of March 31, 2001 is referred to herein as the "EFTC Balance Sheet."
                              ------------------

     Section 3.5  No Undisclosed Liabilities. Except as disclosed in the EFTC
                  --------------------------
SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since March 31, 2001 in the ordinary course of business consistent with past practices, EFTC and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise, including, but not limited to, contractual obligations and this Agreement (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which would, individually or in the aggregate, have an EFTC Material Adverse Effect.

     Section 3.6  Absence of Certain Changes or Events. Except as disclosed in
                  ------------------------------------
the EFTC SEC Reports filed prior to the date hereof, since the date of the EFTC Balance Sheet, EFTC and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to EFTC or any of its Subsidiaries which would have an EFTC Material Adverse Effect; (ii) any material change by EFTC in its accounting methods, principles or practices to which TBF II has not previously consented in writing; or (iii) any other action or event that would have required the consent of TBF II pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement other than such actions or events that, individually or in the aggregate, have not had or would have an EFTC Material Adverse Effect.

     Section 3.7  Taxes.
                  -----

     (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental, property taxes, or other taxes, fees, charges or assessments of any kind whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg.

(S) 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

     (b) EFTC and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that would not, individually or in the aggregate, have an EFTC Material Adverse Effect. Neither the Internal Revenue Service (the "IRS") nor any other taxing
                                                   ---
authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of EFTC, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, would have an EFTC Material Adverse Effect. EFTC and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly withholding for such payment) all Taxes required by law to be withheld or collected, except for amounts that would not, individually or in the aggregate, have an EFTC Material Adverse Effect. Neither EFTC nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of EFTC or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings), except for liens that would not, individually or in the aggregate, have an EFTC Material Adverse Effect.

     (c) Neither EFTC nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after the taxable period ending December 31, 1997, other than a group the common parent of which is or was EFTC or any Subsidiary of EFTC.

     (d) Neither EFTC nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person (other than EFTC or its Subsidiaries) with respect to Taxes of such other person (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that would not, individually or in the aggregate, have an EFTC Material Adverse Effect.

Section 3.8    Properties.
               ----------

     (a) Neither EFTC nor any of its Subsidiaries is in default under any leases for real property providing for the occupancy, in each case, of facilities in excess of 20,000 square feet (collectively "Material Lease(s)"),
                                                          -----------------
except where the existence of such defaults, individually or in the aggregate, would not have an EFTC Material Adverse Effect.

     (b) With respect to each item of real property that EFTC or any of its Subsidiaries owns, except for such matters that, individually or in the aggregate, would not have an EFTC Material Adverse Effect: (i) EFTC or its Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (ii) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

     Section 3.9   Intellectual Property. EFTC owns, or is licensed or otherwise
                   ---------------------
possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of EFTC as currently conducted, subject to such exceptions that, individually and in the aggregate, would not have an EFTC Material Adverse Effect. EFTC has no knowledge of any assertion or claim challenging the validity of any of such intellectual property.

     Section 3.10  Agreements, Contracts and Commitments.
                   -------------------------------------

     (a) EFTC has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the EFTC SEC Reports ("EFTC
                                                                     ----
Material Contracts") in such a manner as, individually or in the aggregate,
------------------
would have an EFTC Material Adverse Effect. Each EFTC Material Contract that has not expired by its terms is in full force and effect.

     (b) Without limiting Section 3.10(a), each of the management contracts to which EFTC is a party and each of EFTC's Material Leases (i) is valid and binding in accordance with its terms and is in full force and effect, (ii) neither EFTC nor any of its Subsidiaries is in default in any material respect thereof, nor does any condition exist that with notice or lapses of time or both would constitute a material default thereunder, and (iii) no party has given any written or (to the knowledge of EFTC) oral notice of termination or cancellation thereof or that such party intends to assert a breach thereof, or seek to terminate or cancel, any such agreement, contract or lease, in each case as a result of the transactions contemplated hereby, subject to such exceptions that, individually and in the aggregate, would have an EFTC Material Adverse Effect.

     Section 3.11  Litigation. Except as described in the EFTC SEC Reports filed

                   ----------
prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against EFTC pending or as to which EFTC has received any written notice of assertion, which, individually or in the aggregate, would have an EFTC Material Adverse Effect or a material adverse effect on the ability of EFTC to consummate the transactions contemplated by this Agreement.

Section 3.12   Environmental Matters.
               ---------------------

(a) Except as disclosed in the EFTC SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, would not have an EFTC Material Adverse Effect: (i) EFTC and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b));
(ii) the properties currently owned or operated by EFTC and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c)); (iii) the properties formerly owned or operated by EFTC or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by EFTC or any of its Subsidiaries; (iv) neither EFTC nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither EFTC nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither EFTC nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that EFTC or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither EFTC nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving EFTC or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of EFTC or any of its Subsidiaries pursuant to any Environmental Law.

     (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     (c) As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law;
(B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

     Section 3.13   Employee Benefit Plans.
                    ----------------------

     (a) For purposes of this Agreement, the "EFTC Employee Plans" shall mean all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus,
                                                     -----
stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of EFTC or any trade or business (whether or not incorporated) which is under common control with EFTC within the meaning of Section 414 of the Code (an "ERISA Affiliate"), or any Subsidiary of
                                        ---------------
EFTC (together, the "EFTC Employee Plans"). EFTC has listed in Section 3.13 of
                     -------------------
the EFTC Disclosure Schedule all EFTC Employee Plans other plans that are "employee welfare benefit plans" within the meaning of Section 3(1) of ERISA.

     (b) With respect to each EFTC Employee Plan, EFTC has made available to K*TEC, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such EFTC Employee Plan and all amendments thereto,
(iii) each trust agreement and group
annuity contract, if any, and all amendments thereto relating to such EFTC Employee Plan and (iv) the most recent actuarial report or valuation relating to an EFTC Employee Plan subject to Title IV of ERISA.

     (c) With respect to the EFTC Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of EFTC, there exists no condition or set of circumstances in connection with which EFTC could be subject to any liability that would have an EFTC Material Adverse Effect under ERISA, the Code or any other applicable law.

     (d) With respect to the EFTC Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of EFTC, except for obligations which, individually or in the aggregate, would have an EFTC Material Adverse Effect.

     (e) Except as disclosed in the EFTC SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither EFTC nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of EFTC or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving EFTC of the nature contemplated by this Agreement, (ii) agreement with any officer of EFTC providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, the vesting of the benefits of which will be accelerated or the funding of benefits of which will be required, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.14  Compliance With Laws. EFTC has complied with, is not in
                   --------------------
violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and would not have an EFTC Material Adverse Effect.

     Section 3.15   Tax Matters.
                    -----------

     (a) To the best knowledge of EFTC, after consulting with its tax advisors, neither EFTC nor any of its Affiliates (as defined in Section 5.11) other than TBF or any of its Affiliates (as to which no representation or warranty is made) has taken or agreed to take any action which would (i) prevent the EFTC Merger from qualifying as a reorganization described in Section 368(a) of the Code and/or, taken together with the K*TEC Merger, as a transfer of property described in Section 351 of the Code to Parent by holders of EFTC Common Stock and TBF II Units or (ii) prevent the K*TEC Merger, taken with the EFTC Merger, from qualifying as a transfer of property described in Section 351 of the Code to Parent by holders of TBF II Units and EFTC Common Stock.

     (b) To the best knowledge of EFTC, none of the stockholders of EFTC, other than TBF (as to which no representation or warranty is made) have a present plan, intention or arrangement to sell or otherwise dispose of Parent Common Stock received in the EFTC Merger.

     Section 3.16  Customers and Suppliers. The EFTC Disclosure Schedule lists
                   -----------------------
the names and addresses of EFTC's top ten customers and suppliers for the six-month period ended March 31, 2001. Except as disclosed in the EFTC Disclosure Schedule, EFTC has not received any actual written notice that any such customer or supplier intends to discontinue or materially alter its relationship with EFTC.

     Section 3.17  Labor Matters. Except as disclosed in the EFTC SEC Reports
                   -------------
filed prior to the date hereof, neither EFTC nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is EFTC or any of its Subsidiaries the subject of any material proceeding asserting that EFTC or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of EFTC, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving EFTC or any of its Subsidiaries.

     Section 3.18  Insurance. All material fire and casualty, general liability,
                   ---------
business interruption, product liability, and sprinkler and water damage insurance policies maintained by EFTC or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of EFTC and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have an EFTC Material Adverse Effect.

     Section 3.19  Opinion of Financial Advisor. The financial advisor of the
                   ----------------------------
Special Committee, J.P. Morgan H&Q, a division of Chase Securities Inc., has delivered to the Special Committee an opinion as to fairness to the holders of EFTC Common Stock other than TBF from a financial point of view.

     Section 3.20  No Existing Discussions. As of the date hereof, EFTC is not
                   -----------------------
engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.3).

     Section 3.21 EFTC Rights Plan. Under the terms of the EFTC Rights Plan,
                  ----------------
neither the execution of this Agreement nor the transactions contemplated hereby or thereby, will cause a Distribution Date to occur or cause the rights issued pursuant to the EFTC Rights Plan to become exercisable, and all such rights shall become non-exercisable at the Effective Time.

     Section 3.22  FCPA. EFTC has complied in all material respects with the
                   ----
United States Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), in
                                                                      ----
obtaining any consents, licenses, approvals, authorizations, rights, and privileges in connection with the conduct of its business and has otherwise conducted its business in compliance with all material respects with the FCPA. EFTC's internal management and accounting practices and controls are adequate to ensure compliance in all material respects with the FCPA.

                                  ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES OF TBF II AND K*TEC

A. Each of K*TEC and TBF II represent and warrant, jointly and severally, to EFTC that the statements contained in this Article IV.A are true and correct except as set forth herein.

     Section 4.1A  Organization and Qualification of TBF II. TBF II is a
                   ----------------------------------------
limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted by it. True and complete copies of the certificate of formation of TBF II and the Amended and Restated Limited Liability Company Agreement of TBF II dated as of October 18, 2000 have been made available by TBF II for review by EFTC.

     Section 4.2A  Authorization TBF II has all necessary limited liability
                   -------------
company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by TBF II and the performance of its obligations hereunder has been duly and validly authorized by the sole member of TBF II, no other action on the part of TBF II or its member being necessary. This Agreement has been duly and validly executed and delivered by TBF II and is a legal, valid and binding obligation of TBF II, enforceable against TBF II in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity.

     Section 4.3A  Capitalization of TBF II. TBF III is the sole member of TBF
                   ------------------------
II and holds 230,000,000 TBF II Units which represent one hundred percent (100%) of the issued and outstanding membership interests in TBF II. Other than the TBF II Units held by TBF III, no other person owns or holds any equity interest of TBF II, any interest in the profits or losses of TBF II, or any rights to receive distributions from TBF II. There are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of TBF II Units, nor are there any other commitments of any kind for the granting or issuance of additional TBF II Units. Each of the TBF II Units that are issued and outstanding are duly authorized, validly issued, fully paid and nonassessable and are free of any preemptive or other similar rights.

     Section 4.4A  No Conflict. The execution, delivery and performance of this
                   -----------
Agreement by TBF II and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with TBF II LLC Agreement, (b) conflict with or violate in any material respect any law or other rule or regulation applicable to TBF II or any of its Subsidiaries, or (c) violate, conflict with, result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or result in or give to others any rights of termination, amendment, acceleration or cancellation under, or result in the creation of any lien or other encumbrance or restriction on TBF II Units or on any of the assets or properties of TBF II or any of its Subsidiaries pursuant to, any material contract or material license to which TBF II or any Subsidiary is a party or by which any of their assets or properties is bound.

     Section 4.5A  Operations; No Assets or Liabilities. Other than the
                   ------------------------------------
ownership of 23,000,000 shares of common stock of K*TEC (the "K*TEC Shares") and
                                                              ------------
its contractual rights under the agreements set forth on Schedule 4.5A of the K*TEC Disclosure Schedule, TBF II has no assets of any kind. Except as set forth on Schedule 4.5A of the K*TEC Disclosure Schedule, TBF II is not a party to any written or oral contract, lease, understanding, commitment, arrangement, or other agreement. TBF II does not own and has never owned any real property or intellectual property. TBF II currently conducts, and in the past has conducted, no operations other than holding the K*TEC Shares, and neither currently nor in the past, has retained any employees. There are no liabilities of TBF II, whether absolute, accrued, contingent or otherwise, and whether due or to become due, other than those arising under the agreements set forth on the K*TEC Disclosure Schedule.

     Section 4.6A  Tax Matters. To the best knowledge of TBF II, after
                   -----------
consulting with its tax advisors, neither TBF II nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would (i) prevent the K*TEC Merger, taken together with the EFTC Merger, from qualifying as a transfer of property described in Section 351 of the Code to Parent by holders of TBF II Units and EFTC Common Stock or (ii) prevent the EFTC Merger from qualifying as a reorganization described in Section 368(a) of the Code and/or taken together with the K*TEC Merger, as a transfer of property described in Section 351 of the Code to Parent by holders of EFTC Common Stock and TBF II Units. To the best knowledge of TBF II, the sole member of TBF II has no present plan, intention or arrangement to sell or otherwise dispose of the shares of Parent Common Stock received in the K*TEC Merger.

     Section 4.7A  Compliance With Laws. Except as set forth on the K*TEC
                   --------------------
Disclosure Schedule, TBF II has at all times complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and would not have a K*TEC Material Adverse Effect.

     Section 4.8A  Taxes
                   -----

     (a) TBF II and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that would not, individually or in the aggregate, have a K*TEC Material Adverse Effect. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of TBF II or K*TEC, is threatening to assert any claims for Taxes against TBF II or any of its Subsidiaries, which claims, individually or in the aggregate, would have a K*TEC Material Adverse Effect. TBF II and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all

Taxes required by law to be withheld or collected, except for amounts that would not, individually or in the aggregate, have a K*TEC Material Adverse Effect. Neither TBF II nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of TBF II or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings), except for liens that would not, individually or in the aggregate, have a K*TEC Material Adverse Effect.

     (b) TBF II has not been a member of (i) an affiliated group of corporations filing a consolidated federal income tax return or (ii) a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law (any such group, an "Affiliated Group") for any taxable period beginning on or after the date of its formation, other than a group the common parent of which is or was TBF II. No Subsidiary of TBF II has been a member of an Affiliated Group for any taxable period beginning on or after December 31, 1997, other than a group the common parent of which is or was TBF II or any Subsidiary of TBF II, except for K*TEC, which previously was a member of an Affiliated Group the parent of which was Kent Electronics Corporation.

     (c) Neither TBF II nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person (other than TBF II or its Subsidiaries) with respect to Taxes of such other person (including pursuant to Treas. Reg. (S) 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that would not, individually or in the aggregate, have a K*TEC Material Adverse Effect.

     (d) TBF II and K*TEC represent and warrant, jointly and severally, to EFTC that the statements contained in this Article IV.B are true and correct, except as set forth in the disclosure schedule delivered herewith to EFTC on or before the date of this Agreement (the "K*TEC Disclosure Schedule"). The K*TEC
                                 -------------------------
Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs. Unless the context otherwise requires, references to K*TEC in this Article IV also refer to the assets, business and operations of Kent Electronics Corporation that were acquired by K*TEC in October 2000 prior to their acquisition by K*TEC to the extent relevant to the assets, liabilities and operations of K*TEC since such acquisition.

     Section 4.1B Organization of K*TEC. Each of K*TEC and its Subsidiaries is
                  ---------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of TBF II or K*TEC and its Subsidiaries, taken as a whole (a "K*TEC Material Adverse
                                                 ----------------------
Effect"). A true and correct copy of the Certificate of Incorporation and Bylaws
------
of K*TEC has been delivered to EFTC. Except as set forth in the K*TEC Financial Statements (as defined in Section 4.4B) filed prior to the date hereof, neither K*TEC nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in K*TEC or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

     Section 4.2B  K*TEC Capital Structure
                   -----------------------

     (a) The authorized capital stock of K*TEC consists of 30,000,000 shares of common stock, $0.01 par value. As of the date hereof, 23,000,000 shares of such common stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable. The K*TEC Disclosure Schedule shows the number of shares of common stock of K*TEC reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof, the exercise price of such options, and the plans under which such options were granted (collectively, the "K*TEC Stock Plans"). There are no obligations, contingent or otherwise, of
 -----------------
K*TEC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of common stock of K*TEC or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business and other than any obligation the failure of which to perform or satisfy would not have a K*TEC Material Adverse Effect. All of the outstanding shares of capital stock or other ownership interests of each of K*TEC's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by K*TEC or another Subsidiary of K*TEC free and clear of all security interests, liens, claims, pledges, agreements, limitations in K*TEC's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 4.2B, the K*TEC Disclosure Schedule or as reserved for future grants of options under the K*TEC Stock Plans, (i) there are no shares of capital stock of any class of K*TEC, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which K*TEC or any of its Subsidiaries is a party or by which it is bound obligating K*TEC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests of K*TEC or any of its Subsidiaries or obligating K*TEC or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the best knowledge of K*TEC, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of K*TEC. All shares of common stock of K*TEC subject to issuance as specified in this Section 4.2B are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

     Section 4.3B   Authority; No Conflict; Required Filings and Consents
                    -----------------------------------------------------

     (a) K*TEC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this

Agreement by K*TEC have been duly authorized by all necessary corporate action on the part of K*TEC, including the approval and adoption of this Agreement and the K*TEC Merger by K*TEC's stockholders under the DGCL. This Agreement has been duly executed and delivered by K*TEC and constitutes the valid and binding obligations of K*TEC, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (b) The execution and delivery of this Agreement by K*TEC does not, and the consummation of the transactions contemplated by this Agreement will not,
(i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of K*TEC or any of its Subsidiaries, (ii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to K*TEC or any of its Subsidiaries or any of its or their properties or assets, or (iii) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of any indenture, mortgage, deed or trust, credit agreement, note or other indebtedness, or any other material agreement of K*TEC or any of its Subsidiaries (collectively, the "K*TEC Agreements") except in the case of (ii)
                                 ----------------
or (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) would not, individually or in the aggregate, have a K*TEC Material Adverse Effect or (y) would not substantially impair or delay the consummation of the K*TEC Merger.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to K*TEC or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Certificate of Merger with respect to the K*TEC Merger with the Delaware Secretary of State, (ii) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act and the Securities Act, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not (x) have a K*TEC Material Adverse Effect or
(y) substantially impair or delay the consummation of the K*TEC Merger.

     Section 4.4B    Financial Statements

     (a) The K*TEC Disclosure Schedule contains copies of the unaudited statement of assets and liabilities (the "Unaudited K*TEC Balance Sheet") of
                                          -----------------------------
K*TEC as of December 31, 2000, the unaudited statement of assets and liabilities of K*TEC as of April 1, 2001 (the "Balance Sheet Date"), the unaudited results
                                   ------------------
of operations and cash flows of K*TEC for the period from October 10, 2000 through December 31, 2000, and the unaudited results of operations and cash flows of K*TEC for the period December 31, 2000 through April 1, 2001 (collectively, the "K*TEC Financial Statements").
                    --------------------------

     (b) Each of the K*TEC Financial Statements (including, in each case, any related notes) of K*TEC was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the consolidated financial position of

K*TEC and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 4.5B  No Undisclosed Liabilities. Except as disclosed in the K*TEC
                   --------------------------
Financial Statements or the K*TEC Disclosure Schedule, and except for normal or recurring liabilities incurred since March 31, 2001 in the ordinary course of business consistent with past practices, K*TEC and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which would, individually or in the aggregate, have a K*TEC Material Adverse Effect.

     Section 4.6B  Absence of Certain Changes or Events. Except as disclosed in
                   ------------------------------------
the K*TEC Financial Statements and the K*TEC Disclosure Schedule, since the Balance Sheet Date, K*TEC and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to K*TEC or any of its Subsidiaries which would have a K*TEC Material Adverse Effect; (ii) any material change by K*TEC in its accounting methods, principles or practices to which EFTC has not previously consented in writing; or (iii) any other action or event that would have required the consent of EFTC pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement, other than such actions or events that, individually or in the aggregate, have not had or would not have a K*TEC Material Adverse Effect.

     Section 4.7B  Properties
                   ----------

     (a) Neither K*TEC nor any of its Subsidiaries is in default under any Material Leases, except where the existence of such defaults, individually or in the aggregate, would not have a K*TEC Material Adverse Effect.

     (b) With respect to each item of real property that K*TEC or any of its Subsidiaries owns, except for such matters that, individually or in the aggregate, would not have a K*TEC Material Adverse Effect: (i) K*TEC or its Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (ii) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

     Section 4.8B  Intellectual Property. Except as set forth on the K*TEC
                   ---------------------
Disclosure Schedule, K*TEC owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are necessary to conduct the business of K*TEC as currently conducted, subject to such exceptions that, individually and in the aggregate, would not have a K*TEC Material Adverse Effect. K*TEC has no knowledge of any assertion or claim challenging the validity of any of such intellectual property.

     Section 4.9B  Agreements, Contracts and Commitments
                   -------------------------------------

     (a) The K*TEC Disclosure Schedule contains a complete and accurate list of all leases, contracts and arrangements described below in clauses (i) through
(xi) below to which K*TEC is a party or relating primarily to K*TEC's business ("K*TEC Material Contracts")
  ------------------------

          (i) each contract or arrangement with any of the customers of K*TEC listed on the K*TEC Disclosure Schedule involving performance of services or delivery of goods or materials to K*TEC of an amount or value in excess of $100,000, other than purchase orders received by K*TEC in the ordinary course of business requiring K*TEC to perform services or deliver goods;

          (ii) each contract or arrangement with any of the suppliers to K*TEC listed on the K*TEC Disclosure Schedule involving performance of services or delivery of goods or materials to K*TEC of an amount or value in excess of $100,000, other than purchase orders entered into by K*TEC in the ordinary course of business for the purchase of services or goods by K*TEC;

          (iii) each note, debenture, other evidence of indebtedness, guarantee, loan, letter of credit, surety bond or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing entered into by K*TEC or by which K*TEC or any of its properties or assets are bound;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sales agreement, and other contract or arrangement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property and involving aggregate payments in excess of $100,000;

          (v) each licensing agreement or other agreement with respect to patents, trademarks, copyrights, or other intellectual property and involving aggregate payments in excess of $100,000, and each agreement with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any Intellectual Property;

          (vi) each collective bargaining agreement or other agreement to or with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

          (vii) each joint venture agreement, partnership agreement, or limited liability company agreement or other agreement (however named) involving a sharing of profits, losses, costs or liabilities by K*TEC with any other Person;

          (viii) each agreement that commits capital expenditures after the date hereof in an amount in excess of $100,000;

          (ix) each power of attorney which is currently effective and outstanding;

          (x) each agreement between K*TEC and any of its Affiliates or Subsidiaries; and

          (xi) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by K*TEC other than in the ordinary course of business.

     (b) True and correct copies of each written K*TEC Material Contract have been delivered or made available to EFTC.

     (c) Except as set forth on the K*TEC Disclosure Schedule, each of the K*TEC Material Contracts listed on the K*TEC Disclosure Schedule: (i) is in full force and effect, and (ii) represents the legally valid and binding obligation of K*TEC and, to the knowledge of K*TEC, the other parties thereto, and is enforceable against K*TEC and such parties in accordance with its terms. Except as set forth on the K*TEC Disclosure Schedule, K*TEC is not in material breach of any K*TEC Material Contract and to K*TEC's knowledge no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a material default or a basis for force majeure or the claim of excusable delay or nonperformance under such K*TEC Material Contracts, except for conditions that would not, individually or in the aggregate, have a K*TEC Material Adverse Effect.

     (d) Except as set forth on the K*TEC Disclosure Schedule, there are no renegotiations of, or, to K*TEC's knowledge, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to K*TEC under current or completed K*TEC Material Contracts, with any Person or entity having the contractual or statutory right to demand or require such renegotiation. K*TEC has not received any written demand for such negotiation in respect of any such K*TEC Contract.

     Section 4.10B Litigation. Except as set forth in the K*TEC Disclosure
                   ----------
Schedule, there are no actions, suits, or other proceedings pending or, to the knowledge of K*TEC, threatened against K*TEC or involving any of the properties or assets of K*TEC, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity that (i) involves a claimed amount equal to or greater than $100,000, (ii) would reasonably be expected to result in the payment of damages or settlement in an amount equal to or greater than $100,000, (iii) seeks injunctive relief, or (iv) involves claims by a Governmental Authority against any aspect of the assets, business or operations of K*TEC.

     Section 4.11B Environmental Matters. Except as disclosed in the K*TEC
                   ---------------------
Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a K*TEC Material Adverse Effect: (i) K*TEC and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by K*TEC and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by K*TEC or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by K*TEC or any of its Subsidiaries; (iv) neither K*TEC nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither K*TEC nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance;
(vi) neither K*TEC nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that K*TEC or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither K*TEC nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving K*TEC or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of K*TEC or any of its Subsidiaries pursuant to any Environmental Law.

     Section 4.12B  Employee Benefit Plans
                    ----------------------

     (a) This Section 4.12B(a) sets forth K*TEC's representations and warranties regarding employee benefit plans for periods prior to October 10, 2000:

          (i) The K*TEC Disclosure Schedule lists each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and any other employee plan,
                                       -----
     program or arrangement maintained by K*TEC at any time during the five (5) year period ending on October 10, 2000 which covered or had covered any then current or former employees, consultants or directors of K*TEC and pursuant to which K*TEC had any liability (whether fixed or contingent) (the "Pre-Purchase K*TEC Plans"). True and correct copies of each of the
           ------------------------
     following, to the extent applicable, have been made available to EFTC with respect to each Pre-Purchase K*TEC Plan: the three most recent annual reports (Form 5500) filed with the Internal Revenue Service the plan document the trust agreement, if any, the most recent summary plan description if required by ERISA or the Code, the most recent determination letter, if any, issued by the IRS with respect to any Pre-Purchase K*TEC Plan intended to be qualified under Section 401 of the Code. and any insurance policy, related to such Pre-Purchase K*TEC Plan. Each Pre-

     Purchase K*TEC Plan has been administered and is in compliance in all material respects With the terms of such plan and all applicable laws, rules and regulations.

          (ii) K*TEC did not contribute to any "multi-employer plan" (within the meaning of Section 3(37) of ERISA) and neither K*TEC nor any entity that, together with K*TEC, was treated as a single employer under Code (S) 414(b), (c), (m) or (o) or ERISA (S) 4001 (a) (14) or 4001(b) ("Controlled
                                                                    -----------
     Entity") had incurred any withdrawal liability with respect to any multi-
     -------
     employer plan. Neither K*TEC nor any Controlled Entity maintained or sponsored or had any liability (whether fixed or contingent) under any pension benefit plan which was a defined benefit plan which was or had been subject to Title IV of ERISA.

          (iii) No "prohibited transaction," as such term is used in Section 406 of ERISA or Section 4975 of the Code, and no litigation or administrative or other proceeding involving any Pre-Purchase K*TEC Plans had occurred or, to the knowledge of K*TEC, was threatened where an adverse determination would have a K*TEC Material Adverse Effect.

          (iv) In connection with the consummation of the transactions contemplated by the purchase agreement pursuant to which Kent Electronics Corporation sold its stock of K*TEC on October 10, 2000, no payments of money or other property, acceleration of benefits or provision of other rights were made under such purchase agreement, under any agreement contemplated therein, under any Pre-Purchase K*TEC Plan or under any agreement with any employee of K*TEC that would have been reasonably likely to be nondeductible under Section 280G, 162(a)(i) or 404 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered. No Pre-Purchase K*TEC Plan provided retiree medical or retiree life insurance benefits to any present or former K*TEC employee, and K*TEC was not contractually or otherwise obligated (whether or not in writing) to provide any present or former K*TEC employee with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4908B of the Code.

          (v) Each Pre-Purchase K*TEC Plan which had at any time been intended to qualify under Section 401 (a) of the Code, and each associated trust which at any time had been intended to be exempt from taxation pursuant to
     Section 501(a) of the Code, was the subject of a favorable determination, opinion or approval letter from the IRS regarding its qualification or exemption from taxation, as applicable, under such section. To the knowledge of K*TEC, no event or omission had occurred which would have caused any such Pre-Purchase K*TEC Plan to lose its qualification under the applicable Code Section.

          (vi) None of K*TEC nor any Controlled Entity had announced any plan or legally binding commitment to create any additional Pre-Purchase K*TEC Plan which was intended to cover employees or former employees of K*TEC or any

     Controlled Entity or to amend or modify any then existing Pre-Purchase K*TEC Plan to provide for additional benefits.

          (vii) No event had occurred in connection with which K*TEC, any Controlled Entity or any Pre-Purchase K*TEC Plan, directly or indirectly, could be subject to any liability which would have had a K*TEC Material Adverse Effect (A) under any statute, regulation or governmental order relating to any Pre-Purchase K*TEC Plan or (B) pursuant to any obligation of K*TEC or any Controlled Entity to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Pre-Purchase K*TEC Plans.

          (viii) All contributions required to be made by Kent Electronics Corporation, K*TEC or any Controlled Entity with respect to any Pre-Purchase K*TEC Plan due as of any date; through and including October 10, 2000 were made when due.

     (b) This Section 4.12B(b) sets forth K*TEC's representations and warranties regarding employee benefit plans for all periods from October 10, 2000:

          (i) For purposes of this Agreement, the "K*TEC Employee Plans" shall mean all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of K*TEC or any ERISA Affiliate of K*TEC, or any Subsidiary of K*TEC (together, the "K*TEC Employee Plans"). K*TEC has listed in Section
                           ----------------------
     4.12B of the K*TEC Disclosure Schedule all K*TEC Employee Plans.

          (ii) With respect to each K*TEC Employee Plan, K*TEC has made available to EFTC, a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such K*TEC Employee Plan and all amendments thereto, (C) each trust agreement and group annuity contract, if any, and all amendments thereto relating to such K*TEC Employee Plan and
     (D) the most recent actuarial report or valuation relating to a K*TEC Employee Plan subject to Title IV of ERISA.

          (iii) With respect to the K*TEC Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of K*TEC, there exists no condition or set of circumstances in connection with which K*TEC could be subject to any liability that would have a K*TEC Material Adverse Effect under ERISA, the Code or any other applicable law.

          (iv) With respect to the K*TEC Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of K*TEC, except for obligations which, individually or in the aggregate, would have a K*TEC Material Adverse Effect.

          (v) Except as disclosed in the K*TEC Disclosure Schedule, and except as provided for in this Agreement, neither K*TEC nor any of its Subsidiaries is a party to any oral or written (A) agreement with any officer or other key employee of K*TEC or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving K*TEC of the nature contemplated by this Agreement, (B) agreement with any officer of K*TEC providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (C) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, the vesting of the benefits of which will be accelerated or the funding of benefits of which will be required, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement .

     Section 4.13B  Compliance With Laws. Except as set forth on the K*TEC
                    --------------------
Disclosure Schedule, K*TEC has at all times complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and would not have a K*TEC Material Adverse Effect.

     Section 4.14B  Tax Matters
                    -----------

     (a) To the best knowledge of TBF II, after consulting with its tax advisors, neither TBF II nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would (i) prevent the K*TEC Merger, taken together with the EFTC Merger, from qualifying as a transfer of property described in Section 351 of the Code to Parent by holders of TBF II Units and EFTC Common Stock or (ii) prevent the EFTC Merger from qualifying as a reorganization described in Section 368(a) of the Code and/or taken together with the K*TEC Merger, as a transfer of property described in Section 351 of the Code to Parent by holders of EFTC Common Stock and TBF II Units.

     (b) To the best knowledge of K*TEC, none of the stockholders of K*TEC as a group have a present plan, intention or arrangement to sell or otherwise dispose of the shares of Parent Common Stock received in the K*TEC Merger.

     Section 4.15B  Labor Matters. Except as disclosed in the K*TEC Disclosure
                    -------------
Schedule, neither K*TEC nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is K*TEC or any of its Subsidiaries the subject of any material proceeding asserting that K*TEC or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of K*TEC, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving K*TEC or any of its Subsidiaries.

          Section 4.16B Insurance. All material fire and casualty, general
                        ---------
liability, business interruption, product liability, workers' compensation and sprinkler and water damage insurance policies and other forms of insurance maintained by K*TEC or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of K*TEC and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not have a K*TEC Material Adverse Effect.

          Section 4.17B No Existing Discussions. As of the date hereof, K*TEC is
                        -----------------------
not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

          Section 4.18B Section 203 of the DGCL Not Applicable. The restrictions
                        --------------------------------------
contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section DGCL 203) will not apply to the authorization, execution, delivery or performance of this Agreement by K*TEC or the consummation of the K*TEC Merger by K*TEC. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to K*TEC or (by reason of K*TEC's participation therein) the K*TEC Merger or the other transactions contemplated by this Agreement.

          Section 4.19B Customers and Suppliers. The K*TEC Disclosure Schedule
                        -----------------------
lists the names and addresses of K*TEC's top ten (10) customers and suppliers for the six-month period ended March 31, 2001. Except as disclosed on the K*TEC Disclosure Schedule, K*TEC has not received any actual written notice that any such customer or supplier intends to discontinue or materially alter its relationship with K*TEC.

          Section 4.20B FCPA. K*TEC has complied in all material respects with
                        ----
the FCPA, in obtaining any consents, licenses, approvals, authorizations, rights, and privileges in connection with the conduct of its business and has otherwise conducted its business in compliance with all material respects with the FCPA. K*TEC's internal management and accounting practices and controls are adequate to ensure compliance in all material respects with the FCPA.

                                  ARTICLE V.
                                   COVENANTS

          Section 5.1   Conduct of Business. During the period from the date of
                        -------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, EFTC, TBF II and K*TEC each agrees as to itself and its respective Subsidiaries (except to the extent that the other party shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, EFTC, TBF II and K*TEC each shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of the other party:

          (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements (including severance agreements) in effect as of the date of this Agreement;

          (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock, membership interests or securities convertible into shares of its capital stock or membership interests, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or membership interests or other convertible securities, other than (i) the grant of options consistent with past practices to employees or directors, which options represent in the aggregate the right to acquire no more than 500,000 shares (net of cancellations) of EFTC Common Stock or common stock of K*TEC, as the case may be, (ii) the issuance of shares of EFTC Common Stock or common stock of K*TEC, as the case may be, pursuant to the exercise of options or warrants outstanding on the date of this Agreement, and (iii) the issuance of capital stock under the EFTC Rights Plan if required by the terms thereof;

          (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other immaterial assets, in each case in the ordinary course of business);

          (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions (including sales, leases, licenses or dispositions of inventory and other immaterial assets) in the ordinary course of business;

          (f) Without the prior consent of the other party, which will not be unreasonably withheld, (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers,
(iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business),
(iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) Amend or propose to amend its limited liability company agreement, certificate of formation, Articles or Certificate of Incorporation, Bylaws or other organizational documents except as contemplated by this Agreement;

          (h) Incur any indebtedness for borrowed money other than as allowed under (i) that certain Credit Agreement, dated as of March 30, 2000, by and among EFTC, The Bank of America and the lenders identified therein or (ii) that certain Credit Agreement, dated as of January 26, 2001, by and among K*TEC and certain of its subsidiaries and Citicorp USA, Inc. and the lenders and issuers party thereto;

          (i) Take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date;

          (j) Make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or make any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 2000, except as may be required by applicable law;

          (k) Settle any litigation relating to the transactions contemplated hereby other than any settlement which would not (i) have an EFTC Material Adverse Effect (if settled by EFTC), a K*TEC Material Adverse Effect (if settled by K*TEC) or a material adverse effect on the business, properties, financial condition or results of operations of Parent (if settled by either EFTC or K*TEC) or (ii) adversely effect the consummation of the transactions contemplated hereby; or

          (l) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (k) above.

          Section 5.2   Cooperation; Notice; Cure. Subject to compliance with
                        -------------------------
applicable law, from the date hereof until the Effective Time, each of EFTC, TBF II and K*TEC shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Mergers and the transactions contemplated hereby and thereby. Each of EFTC, TBF II and K*TEC shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of EFTC, TBF II or K*TEC under this Agreement to be breached or that renders or will render untrue any representation or warranty of EFTC, TBF II or K*TEC contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

          Section 5.3   No Solicitation.
                        ---------------

          (a) EFTC, TBF II and K*TEC each shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or
                 --------------------
discussions with any person (or group of persons) other than EFTC, TBF II or K*TEC or their respective affiliates (a "Third Party") concerning, or provide
                                         -----------
any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent EFTC or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

          (b) EFTC, TBF II and K*TEC shall each notify the other party immediately after receipt by EFTC, TBF II or K*TEC (or any of their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          Section 5.4   Joint Proxy Statement/Prospectus; Registration
                        ----------------------------------------------
                        Statement.
                        ---------

          (a) As promptly as practical after the execution of this Agreement, EFTC and TBF II shall prepare and file with the SEC a joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") and a registration
                           --------------------------------
statement on Form S-4 (the "Registration Statement") in which the Joint Proxy
                            ----------------------
Statement/Prospectus will be included as a prospectus, provided that EFTC and TBF II may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/Prospectus by the SEC. EFTC and TBF II shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of EFTC in favor of adoption of this Agreement and the EFTC Merger.

          (b) EFTC and TBF II shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

          (c) The information to be supplied by EFTC for inclusion in the Registration Statement pursuant to which shares of Parent Common Stock issued in the Mergers will be registered under the Securities Act, shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by EFTC for inclusion in the Joint Proxy Statement/Prospectus to be sent to the shareholders of EFTC in connection with the meeting of EFTC's shareholders (the "EFTC
                                                                    ----
Shareholders' Meeting") to consider this Agreement and the Mergers shall not, on
---------------------
the date the Joint Proxy Statement/Prospectus is first mailed to shareholders of EFTC at the time of the EFTC Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the EFTC Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to EFTC or any of its Affiliates (other than Thayer-BLUM or any of its Affiliates), officers or directors should be discovered by EFTC which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, EFTC shall promptly inform TBF II.


          (d) The information to be supplied by TBF II for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by TBF II for inclusion in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders of EFTC, at the time of the EFTC Shareholder's Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the EFTC Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to TBF II or any of its Affiliates, officers or directors should be discovered by TBF II which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, TBF II shall promptly inform EFTC.

          (e) Cooley Godward LLP shall provide an opinion addressed to EFTC, dated as of the effective date of the Registration Statement and filed as
Exhibit 8.1 thereto, to the effect that

(i) the EFTC Merger will be treated as a reorganization described in Section 368(a) of the Code and/or, taken together with the K*TEC Merger, as a transfer of property to Parent described in Section 351 of the Code by holders of TBF II Units and EFTC Common Stock, and (ii) the description in the Joint Proxy Statement/Prospectus of the material federal income tax consequences of the EFTC Merger is correct in all material respects. Latham & Watkins, counsel to TBF II, shall provide an opinion addressed to TBF II, dated as of the effective date of the Registration Statement and filed as Exhibit 8.2 thereto, to the effect that
(i) the K*TEC Merger, taken together with the EFTC Merger, will be treated as a transfer of property to Parent described in Section 351 of the Code by holders of TBF II Units and EFTC Common Stock, and (ii) the description in the Joint Proxy Statement/Prospectus of the material federal income tax consequences of the K*TEC Merger is correct in all material respects. Each of the opinions described herein shall be based on representation letters dated as of the effective date of the Registration Statement and in form and substance acceptable to the rendering counsel and executed by EFTC, TBF, TBF II, TBF III and Parent.

          Section 5.5   Continued Listing by EFTC. EFTC agrees to continue the
                        -------------------------
listing of EFTC Common Stock on the Nasdaq Stock Market during the term of this Agreement.

          Section 5.6   Access to Information. Upon reasonable notice, EFTC, TBF
                        ---------------------
II and K*TEC shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of EFTC, TBF II and K*TEC shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (c) all other information concerning its business, properties and personnel as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

          Section 5.7   Shareholders Meeting/Consent.
                        ----------------------------

          EFTC shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the EFTC Merger. Subject to Sections 5.3 and 5.4, EFTC shall, through its Special Committee and Board of Directors, recommend to its shareholders adoption of this Agreement and approval of such matters. Unless otherwise required to comply with the applicable fiduciary duties of the Special Committee and Board of Directors of EFTC, as determined by such directors in good faith after consultation with outside legal counsel, EFTC shall use all reasonable efforts to solicit from its shareholders proxies or consents in favor of such matters.

          Section 5.8   Legal Conditions to Merger.
                        --------------------------

          (a)  EFTC, TBF II and K*TEC shall each use all reasonable efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by EFTC or TBF II or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Mergers, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Mergers required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law. EFTC, TBF II and K*TEC shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. EFTC and TBF II shall use their reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (b) EFTC and TBF II agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable efforts to obtain any government clearances required for Closing, to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that
                                                               -----
restricts, prevents or prohibits the consummation of the Mergers or any other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any federal, state or foreign antitrust or fair trade law. EFTC, TBF II and K*TEC shall cooperate and work together in any proceedings or negotiations with any Governmental Entity relating to any of the foregoing. Notwithstanding anything to the contrary in this Section 5.8, neither EFTC nor TBF II, nor any of their respective Subsidiaries, shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Mergers.

          (c) Each of EFTC and TBF II shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents related to or required in connection with the Mergers.

          Section 5.9   Public Disclosure. EFTC and TBF II shall agree on the
                        -----------------
form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

          Section 5.10  Nonrecognition Exchange. Neither EFTC nor TBF II nor any
                        -----------------------
of their respective Subsidiaries or other Affiliates shall take any action, or fail to take any action, that would jeopardize the treatment of the EFTC Merger as a reorganization described in Section 368(a) of the Code and/or taken together with the K*TEC Merger as a transfer of property described in Section 351 of the Code to Parent by holders of EFTC Common Stock and TBF II Units. Neither TBF II nor EFTC, nor any of their respective Subsidiaries or other Affiliates shall take any action, or fail to take any action, that would jeopardize the treatment of the K*TEC Merger taken together with the EFTC Merger as a transfer of property described in Section 351 of the Code to Parent by holders of TBF II Units or EFTC Common Stock. EFTC, TBF II and Parent shall cause all tax returns relating to the Mergers to be filed on the basis of treating the EFTC Merger as "reorganization" under Section 368(a) of the Code or tax-free contributions under Section 351 of the Code and the K*TEC Merger, taken together with the EFTC Merger, as a transfer of property described in Section 351 of the Code. Notwithstanding anything to the contrary contained in this Agreement, this Section 5.10 shall survive without limitation.

          Section 5.11  Affiliate Agreements. Upon the execution of this
                        --------------------
Agreement, EFTC and TBF II will provide each other with a list of those persons who are, in EFTC's or TBF II's respective reasonable judgment, "affiliates" of EFTC or TBF II, respectively, within the meaning of Rule 145 (each such person who is an "affiliate" of EFTC or TBF II within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule
                   ---------                                          ----
145"). EFTC and TBF II shall provide each other such information and documents
---
as the other party shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. EFTC and TBF II shall each use all reasonable efforts to deliver or cause to be delivered to Parent by June 30, 2001 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, in substantially the form of Exhibit C (with respect to affiliates of EFTC) or Exhibit D (with respect to affiliates of TBF
II) attached hereto (each, an "Affiliate Agreement," and together, the
                               -------------------
"Affiliate Agreements").
 --------------------

          Section 5.12  Nasdaq Listing. EFTC and TBF II shall cause Parent to
                        --------------
promptly prepare and submit to the Nasdaq Stock Market a listing application covering the shares of Parent Common Stock to be issued in the Mergers and upon exercise of EFTC Stock Options, the Warrants and K*TEC Stock Options, and shall use all reasonable efforts to cause such shares to be approved for quotation on the Nasdaq National Market, prior to the Effective Time.

          Section 5.13  Stock Plans.
                        -----------

          (a) At the Effective Time, each outstanding option to purchase shares of EFTC Common Stock (an "EFTC Stock Option") under the EFTC Stock Plans,
                          -----------------
whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such EFTC Stock Option the same number of shares of Parent Common Stock as the holder of such EFTC Stock Option would have been entitled to receive pursuant to the EFTC Merger had such holder exercised such option in full immediately prior to the

Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of EFTC Common Stock purchasable pursuant to such EFTC Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such EFTC Stock Option in accordance with the foregoing.

          (b) At or prior to the Effective Time, each of Parent, TBF II and K*TEC will use commercially reasonable efforts to cause each outstanding option to purchase shares of common stock of K*TEC (a "K*TEC Stock Option") under the
                                                ------------------
K*TEC Stock Plans, whether vested or unvested, to be cancelled and replaced with an option to acquire, on the same terms and conditions as were applicable under such K*TEC Stock Option, a number of shares of Parent Common Stock equal to (i) the number of shares of common stock of K*TEC as the holder of such K*TEC Stock Option would have been entitled to had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), times (ii) .6577, at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of common stock of K*TEC purchasable pursuant to such K*TEC Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such K*TEC Stock Option in accordance with the foregoing.

          (c) As soon as practicable after the Effective Time, Parent shall deliver to the participants in the EFTC Stock Plans and the K*TEC Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to EFTC Stock Plans or K*TEC Stock Plans, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.13 after giving effect to the Mergers).

          (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under EFTC Stock Plans and K*TEC Stock Plans assumed in accordance with this Section
5.13. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          (e) The Board of Directors of each of EFTC and K*TEC and TBF III shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the EFTC Stock Plans and the instruments evidencing the EFTC Stock Options, or the K*TEC Stock Plans and the instruments evidencing the K*TEC Stock Options, as the case may be, to provide for the conversion of the EFTC Stock Options and the K*TEC Stock Options into options to acquire Parent Common Stock in accordance with this Section 5.13 without obtaining consent of the holders of the EFTC Stock Options or K*TEC Stock Options in connection with such conversion.

          (f) The Board of Directors of EFTC shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the EFTC Stock Options for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Parent shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Parent Common Stock under the EFTC Stock Options and the K*TEC Stock Options (as converted pursuant to this Section 5.13) for purposes of
Section 16(b) of the Exchange Act.

          Section 5.14  Brokers or Finders. Each of EFTC and TBF II represents,
                        ------------------
as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission, advisory or similar fee in connection with any of the transactions contemplated by this Agreement except J.P. Morgan H&Q, a division of Chase Securities Inc., whose fees and expenses will be paid by EFTC in accordance with EFTC's agreement with such firm (a copy of which has been delivered by EFTC to K*TEC prior to the date of this Agreement) and TC Management IV, L.L.C. and RCBA GP, L.L.C., each of whose fees and expenses will be paid by K*TEC in accordance with K*TEC's agreement with such firms (a copy of which has been delivered by K*TEC to EFTC prior to the date of this Agreement); provided, that the aggregate amount of fees paid by K*TEC to such firms does not exceed $750,000. Each of TBF II and EFTC agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

          Section 5.15  Post-Merger Corporate Governance. At the Effective Time,
                        --------------------------------
the total number of persons serving on the Board of Directors of Parent shall be nine (unless otherwise agreed in writing by EFTC and TBF II prior to the Effective Time), all of whom shall consist of the members of the Board of Directors of EFTC immediately prior to the EFTC Merger. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Parent after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence.

          Section 5.16  EFTC Registration Rights Agreement. At the Effective
                        ----------------------------------
Time, EFTC and TBF II shall cause Parent to enter into a Registration Rights Agreement (the "Parent Registration Rights Agreement") substantially similar to
                ------------------------------------
the Registration Rights Agreement dated as of March 30, 2000, as amended, by and among EFTC and certain stockholders of EFTC (the "EFTC Registration Rights
                                                  ------------------------
Agreement") pursuant to which Parent will provide registration rights to parties
---------
to the EFTC Registration Rights Agreement (other than EFTC) and to the holders of TBF II Units with respect to all shares of Parent Common Stock issued in the EFTC Merger or the K*TEC Merger, or to be issued upon exercise or conversion of any securities of EFTC issued in the EFTC Merger, on account of the EFTC securities covered by the EFTC Registration Rights Agreement.

          Section 5.17  Conveyance Taxes. EFTC and TBF II shall cooperate in the
                        ----------------
preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

     Section 5.18  Stockholder Litigation. Each of EFTC, TBF II and K*TEC shall
                   ----------------------
give the other the reasonable opportunity to participate in the defense of any stockholder litigation against EFTC, TBF II or K*TEC, as applicable, and their directors relating to the transactions contemplated hereby.

     Section 5.19   Employee Benefits; Severance
                    ----------------------------

          (a) For purposes of determining eligibility to participate, vesting, entitlement to benefits and in all other respects where length of service is relevant (except for pension benefit accruals) under any employee benefit plan or arrangement covering employees of EFTC and its Subsidiaries ("EFTC
                                                                 ----
Employees") or employees of K*TEC and its Subsidiaries ("K*TEC Employees")
---------                                                ---------------
following the Effective Time, Parent shall cause such plans or arrangements to recognize service credit for service with EFTC or K*TEC (as applicable) and any of their respective Subsidiaries to the same extent such service was recognized under the applicable employee benefit plans immediately prior to the Effective Time.

          (b) At the Effective Time, Parent shall assume and honor in accordance with their terms the severance agreements and severance pay policies identified in Section 5.19 of the EFTC Disclosure Schedule and Section 5.19 of the K*TEC Disclosure Schedule.

          (c) K*TEC agrees to use all reasonable efforts, including obtaining any necessary employee consents, to prevent the automatic funding of any escrow, trust or similar arrangement pursuant to any employment agreement, arrangement or benefit plan that arises in connection with the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

     Section 5.20   Audited K*TEC Financial Statements. As soon as practicable
                    ----------------------------------
following the date of this Agreement, K*TEC shall deliver to EFTC the audited statement of assets and liabilities of K*TEC as of December 31, 2000 (the "Audited K*TEC Balance Sheet").
 ---------------------------
                                  ARTICLE VI.
                             CONDITIONS TO MERGER

     Section 6.1   Conditions to Each Party's Obligation to Effect the Mergers.
                   -----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

     (a)  Shareholder Approval.  This Agreement and the EFTC Merger shall have
          --------------------
been approved in the manner required under the CBCA by the holders of the issued and outstanding shares of capital stock of EFTC.

     (b)  Approvals. Other than the filing provided for by Sections 1.2(a) and
          ---------
1.4, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur would have an EFTC Material Adverse Effect or a K*TEC Material Adverse Effect shall have been filed, been obtained or occurred.

     (c)  Registration Statement.  The Registration Statement shall have become
          ----------------------
effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (d)  No Injunctions. No Governmental Entity shall have enacted, issued,
          --------------
promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

     (e)  Nasdaq Listing.  The shares of Parent Common Stock to be issued in
          --------------
the Merger shall have been listed on the Nasdaq Stock Market.

     Section 6.2  Additional Conditions to Obligations of EFTC. The obligation
                  --------------------------------------------
of EFTC to effect the EFTC Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by EFTC:

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
TBF II and K*TEC set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and would not have a K*TEC Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and EFTC shall have received a certificate signed on behalf of TBF II or K*TEC by the chief executive officer and the chief financial officer of TBF II or K*TEC, respectively, to such effect.

     (b)  Performance of Obligations of K*TEC. Each of TBF II and K*TEC shall
          -----------------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and EFTC shall have received a certificate signed on behalf of each of TBF II and K*TEC by the chief executive officer and the chief financial officer of TBF II and K*TEC, respectively, to such effect.

     (c)  Tax Opinion. Cooley Godward LLP shall have delivered an opinion to
          -----------
EFTC, based upon representation letters, dated the Closing Date, in form and substance acceptable to Cooley Godward LLP and executed by EFTC, TBF, TBF II, TBF III and Parent (collectively, with the representation letters addressed to Cooley Godward LLP described in Section 5.4(e) hereof, the "EFTC Tax Representation Letters") , to the effect that the EFTC Merger will be treated as a reorganization described in Section 368(a) of the Code and/or, taken together with the K*TEC Merger, as a transfer of property described in Section 351 of the Code to Parent by holders of EFTC Common Stock and TBF II Units.

     (d)  Performance of Stockholder Agreement. Each of TBF and TBF III shall
          ------------------------------------
have performed and complied in all material respects with its obligations under the Stockholder Agreement, dated as of the date hereof, by and among EFTC, Parent, TBF and TBF III, except insomuch as the failure to perform and comply that would constitute a material adverse change in the transaction so contemplated.

     (e)  FIRPTA Certificate. Parent shall have received a statement issued by
          ------------------
TBF II, dated not more than thirty days prior to the date on which the K*TEC Merger becomes effective, in accordance with Code Section 1445(b)(3) and Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3), which certifies that none of the TBF II Units exchanged for Parent Common Stock in the K*TEC Merger is a US real property interest.

     Section 6.3  Additional Conditions to Obligations of TBF II. The
                  ----------------------------------------------
obligations of TBF II to effect the K*TEC Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by TBF II:

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
EFTC set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and
(ii) inaccuracies which, individually or in the aggregate, have not had and would not have an EFTC Material Adverse Effect, or a material adverse effect upon the consummation of the transactions contemplated hereby; and TBF II shall have received a certificate signed on behalf of EFTC by the chief executive officer and the chief financial officer of EFTC to such effect.

     (b)  Performance of Obligations of EFTC. EFTC shall have performed in all
          ----------------------------------
material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and TBF II shall have received a certificate signed on behalf of EFTC by the chief executive officer and the chief financial officer of EFTC to such effect.

     (c)  Amendment of EFTC Rights Plan. The EFTC Rights Plan will have been
          -----------------------------
amended such that there will be no triggering of any right or entitlement of stockholders of EFTC thereunder as a result of the consummation of the Mergers.

     (d)  Corporate Governance. EFTC shall have taken all actions necessary so
          --------------------
that not later than the Effective Time, the Certificate of Incorporation and Bylaws of Parent shall have been amended to be substantially in the form of Exhibit A and Exhibit B hereto.

     (e)  Tax Opinion. TBF II shall have received the opinion of Latham &
          -----------
Watkins, counsel to TBF II and K*TEC, based upon representation letters, dated the Closing Date, in form and substance acceptable to Latham & Watkins and executed by EFTC, TBF, TBF II, TBF III and Parent (collectively, with the representation letters addressed to Latham & Watkins described in Section 5.4(e), the "K*TEC Tax Representation Letters"), to the effect that the K*TEC
             --------------------------------
Merger, taken together with the EFTC Merger, will be treated as a transfer of property described in Section 351 of the Code to Parent by holders of TBF II Units and EFTC Common Stock.

     (f)  FIRPTA Certificate. Parent shall have received a statement issued by
          ------------------
EFTC, dated not more than thirty days prior to the date on which the EFTC Merger becomes effective, in accordance with Code Section 1445(b)(3) and Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3), which certifies that none of the EFTC Common Stock exchanged for Parent Common Stock in the EFTC Merger is a US real property interest.

                                 ARTICLE VII.
                           TERMINATION AND AMENDMENT

     Section 7.1  Termination. This Agreement may be terminated at any time
                  -----------
prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(h), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Mergers by the stockholders of EFTC or the sole member of TBF II:

     (a)  by mutual written consent of EFTC and TBF II; or

     (b) by either EFTC or TBF II if (i) the Mergers shall not have been consummated by March 31, 2002 (the "Outside Date") and (ii) the right to
                                    ------------
terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Mergers to occur on or before such date); or

     (c) by either EFTC or TBF II if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers; or

     (d) by either TBF II or EFTC if, at the EFTC Shareholders' Meeting (including any adjournment or postponement), the requisite vote of the shareholders of EFTC in favor of the approval and adoption of this Agreement and the EFTC Merger shall not have been obtained; or

     (e)  by EFTC if the Net Tangible Assets Shortfall exceeds $20,000,000; or

     (f) by either EFTC or TBF II, if (A) there has been a breach of any representation, warranty, covenant or agreement on the part of EFTC (with respect to TBF II) or K*TEC or TBF II (with respect to EFTC), which breach (i) will cause the conditions set forth in Section 6.2(a) or (b) (in the case of termination by EFTC) or 6.3(a) or (b) (in the case of termination by TBF II) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party; or (B) any event shall have occurred which makes it impossible for the conditions set forth in Article VI hereof (other than Section 6.1(a), 6.1(e), 6.2(c) and 6.3(c)) to be satisfied, provided that any termination pursuant to this clause (B) shall not be effective until 20 business days after notice thereof is delivered by the party seeking to terminate to the other party, and shall be automatically rescinded if (1) such condition is solely for the benefit of the party receiving such notice and (2) such party, prior to such 20th business day, irrevocably waives satisfaction of such condition based on such event.

     Section 7.2  Effect of Termination. In the event of termination of this
                  ---------------------
Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of EFTC, TBF II, K*TEC, Parent or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that, the provisions of Section 7.3 of this Agreement and any Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement.

     Section 7.3  Fees and Expenses. All fees and expenses incurred in
                  -----------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

     Section 7.4  Amendment. This Agreement may be amended by the parties
                  ---------
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the shareholders of EFTC, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that this Agreement may be amended in writing without obtaining the signatures of EFTC, TBF II, K*TEC or Parent solely for the purpose of adding EFTC Sub and Merger Sub as parties to this Agreement.

     Section 7.5  Extension; Waiver. At any time prior to the Effective Time,
                  -----------------
the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

     Section 8.1  Effect of Action or Knowledge of Thayer-BLUM or Thayer-BLUM
                  -----------------------------------------------------------
Nominees. Notwithstanding anything to the contrary contained in this Agreement,
--------
for purposes of this Agreement (including, without limitation, Sections 6.3(a) and 7.1(b));

     (a)  Representations and Warranties. No representation or warranty of EFTC
          ------------------------------
contained in this Agreement shall be deemed to be untrue, incorrect or breached if (i) the failure of the representation or warranty to be true or correct, or the breach of the representation or warranty, results from any act or omission of (A) Thayer-BLUM Funding, L.L.C. or Thayer-BLUM Funding III, L.L.C. (collectively, "Thayer-BLUM"), (B) any person or persons acting at the request
                -----------
or direction of Thayer-BLUM, or (C) any one or more officer(s), director(s), employee(s) or representative(s) of Thayer-BLUM or its Affiliates (including, without limitation, any one or more member(s) of the Board of Directors of EFTC other than James K. Bass or the members of the Special Committee) (each such officer, director, employee and representative referred to in this clause (C) being referred to in this Agreement as a "Thayer-BLUM Nominee"); or (ii) any
                                          -------------------
facts or circumstances that constitute or give rise to the untruth or inaccuracy in (or breach of) the representation or warranty were known to Thayer-BLUM or any Thayer-BLUM Nominee at the time such representation or warranty was made by EFTC.

     (b)  Covenants and Agreements. EFTC shall not be deemed to have breached
          ------------------------
any of its covenants or agreements contained in this Agreement if (i) the breach of the covenant or agreement results from any act or omission of (A) Thayer-BLUM, (B) any person or persons acting at the request or direction of Thayer-BLUM, or (C) any one or more Thayer-BLUM Nominee(s); or (ii) any facts or circumstances that constitute or give rise to such breach were known to Thayer-BLUM or any Thayer-BLUM Nominee at the time of or prior to the occurrence of such breach and if, after Thayer-BLUM shall have become aware of such facts and circumstances, Thayer-BLUM shall have failed promptly to advise the Special Committee in writing of such facts or circumstances.

For purposes of this Section 8.1, Thayer-BLUM shall be deemed to have knowledge of a fact or circumstance or act or omission if such fact or circumstance or act or omission was formally considered at a meeting of the Board of Directors of EFTC at which any Thayer-BLUM Nominee was present throughout such consideration or included in any written materials provided to any such Thayer-BLUM Nominee.

     Section 8.2  Approval of Special Committee. To the extent permitted by
                  -----------------------------
applicable law, the approval of a majority of the members of the Special Committee will be required to authorize each of the following actions (and none of such actions will be valid unless approved by a majority of the members of the Special Committee): (i) any termination of this Agreement by EFTC, (ii) any agreement by EFTC to amend this Agreement, (iii) any extension of time for the performance of any of the obligations or other acts of Parent, TBF II, K*TEC or K*TEC Sub, and (iv) any waiver of compliance with or any waiver of any breach of any of the representations, warranties, covenants or conditions contained in this Agreement for the benefit of EFTC.

     Section 8.3  Nonsurvival of Representations, Warranties and Agreements.
                  ---------------------------------------------------------
None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.6, 2.1, 2.2, 2.4, 5.10, the EFTC Tax Representation Letters, the K*TEC Tax Representation Letters and
Article VIII, and the agreements of the Affiliates delivered pursuant to Section
5.12. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

     Section 8.4  Notices. All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or one business day after sent by a recognized overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)     if to EFTC, to

                             EFTC Corporation
                             2401 West Grandview
                             Phoenix, AZ 85023
                             Attn: James K. Bass
                             Telecopy: (602) 282-8794
                             with copies to

                             Mr. Allan S. Braswell, Jr.
                             11 W. Ranch Road
                             Morrison, CO 80465
                             Telecopy: (303) 697-2657

                             and to

                             Cooley Godward LLP
                             1200 17/th/ Street, Suite 2100
                             Denver, CO 80202-2657
                             Attn: Francis R. Wheeler, Esq.
                             Telecopy: (303) 606-4899

      (b)     if to TBF II or K*TEC, to

                             K*TEC Electronics Holding Corporation
                             1111 Gillingham Lane
                             Sugar Land, TX 77478
                             Attn: R. Michael Gibbons
                             Telecopy: (281) 243-5440

                             with a copy to:

                             Latham & Watkins
                             555 Eleventh Street, N.W., Suite 1000
                             Washington, D.C. 20004-1304
                             Attn:  Eric A. Stern, Esq.
                             Telecopy: (202) 637-2201

     Section 8.5  Interpretation. When a reference is made in this Agreement to
                  --------------
Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 3, 2001.

     Section 8.6  Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.7  Entire Agreement; No Third Party Beneficiaries. This Agreement
                  ----------------------------------------------
and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements (including the Merger Agreement) and understandings, both written and oral , among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither EFTC nor K*TEC makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

     Section 8.8  Governing Law. This Agreement shall be governed and construed
                  -------------
in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 8.9  Assignment. Neither this Agreement nor any of the rights,
                  ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties and any attempt to do so will be null and void ab initio, except that each party hereto may collaterally assign its rights under this Agreement to parties providing financing in connection with the transactions contemplated hereby; provided, however, that the parties acknowledge and agree that any such assignment (i) shall result in the assignee obtaining the same (but not greater) rights than the assignor under this Agreement (it being understood and agreed that the rights of any such assignee shall be subject in all respects to this Agreement) and (ii) shall not relieve the parties hereto of their respective duties or obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                Signature Page for Agreement and Plan of Merger

        IN WITNESS WHEREOF, EFTC, K*TEC and Parent have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                        EFTC CORPORATION

                                        ___________________________________
                                        By:
                                        Its:



                                        K*TEC ELECTRONICS HOLDING
                                        CORPORATION

                                        ___________________________________
                                        By:
                                        Its:



                                        THAYER-BLUM FUNDING II, L.L.C.

                                        ___________________________________
                                        By:
                                        Its:




                                        EXPRESS EMS CORPORATION

                                        ___________________________________
                                        By:
                                        Its:

                                      S-1